UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1
Amendment No. 1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

DIGITALTOWN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	3570	41-1427445
(State or other jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11974 Portland Ave

Burnsville, MN 55337

(952) 890-2362

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Parsons/Burnett/Bjordahl/Hume, LLP

1850 Skyline Tower

10900 NE 4th Street

Bellevue, WA 98004

(425) 451-8036

(Name, Address and Telephone Number of Agent for Service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share	3,000,000	(1)	$2.795	(2)	$8,385,000(3)	$597.85

(1)

This Registration Statement covers the Offering of common stock of the Company according to a Drawdown Equity Financing Agreement and for resale by the selling stockholder named in this Prospectus. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)

The proposed maximum Offering price per share and the proposed maximum aggregate Offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the OTC Bulletin Board on December 21, 2010, a date within five (5) trading days prior to the date of the filing of this Registration Statement.

(3)

This amount represents the maximum aggregate value of common stock which may be drawn from the Underwriter by the registrant pursuant to the terms and conditions of a Drawdown Equity Financing Agreement between the Underwriter and the registrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (or the “SEC”), acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SELLING STOCKHOLDERS
PROSPECTUS

SUBJECT TO COMPLETION, DATED ____________________

The information in this Prospectus is not complete and may be changed.  Our Selling Stockholders may not sell these securities until the Registration Statement filed with the United States Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

3,000,000 Shares of Common Stock

DIGITALTOWN, INC.

This Prospectus relates to the issuance from time to time of 3,000,000 shares of common stock, par value $.01 of DigitalTown, Inc., a Minnesota corporation (“DGTW” or the “Company”), being offered for sale pursuant to a Drawdown Equity Financing Agreement (“Drawdown Agreement”) entered into between the Company and Auctus Private Equity Fund, LLC (“Auctus” or “Selling Stockholder”).  The total amount of shares of common stock which, may be sold pursuant to this Prospectus would constitute 9.7% of our issued and outstanding common stock as of December 8, 2010, if all of the shares had been sold by that date.

Pursuant to the Drawdown Agreement, which has a total drawdown amount of ten million dollars ($10,000,000), DGTW has the right to sell to Auctus at its sole discretion and Auctus has the obligation to purchase through advances to the Company, the Company’s common stock through Draw-Down Notices issued by the Company.  The number of shares of common stock that Auctus shall purchase shall be determined by dividing the amount of the advance by the purchase price.  No fractional shares will be issued.

The Selling Stockholder is selling all of the shares of common stock offered by this Prospectus.  It is anticipated that the Selling Stockholder will sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated (see “Plan of Distribution”).  We will not receive any proceeds from the sale of shares by the Selling Stockholder.  However, we will receive the sale price of any common stock that we sell to Auctus under the drawdown line of equity credit facility.

Auctus is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the resale of our common stock under the Equity Line of Credit.  Auctus will pay us 94% of the lowest closing “best bid” price of the common stock during the five consecutive trading days immediately following the date of our notice to Auctus of our election to put shares pursuant to the Drawdown Equity Financing Agreement.  There are no underwriting agreements.

We have agreed to pay all the costs and expenses of this registration.

Our common stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “DGTW.”

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required.  You should read the entire Prospectus and any amendments or supplements carefully before you make your investment decision.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.  PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 8.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this preliminary Prospectus is _________, 2010

PROSPECTUS

DIGITALTOWN, INC.

3,000,000 SHARES COMMON STOCK

TABLE OF CONTENTS

SUMMARY

1

THE OFFERING

3

RISK FACTORS

3

FORWARD LOOKING STATEMENTS

8

USE OF PROCEEDS

9

DETERMINATION OF OFFERING PRICE

9

DILUTION

9

SELLING STOCKHOLDER

9

PLAN OF DISTRIBUTION

10

DESCRIPTION OF SECURITIES

12

INTEREST OF NAMED EXPERTS AND COUNSEL

14

EXPERTS

14

INFORMATION WITH RESPECT TO THE REGISTRANT

14

DESCRIPTION OF OUR BUSINESS

14

DESCRIPTION OF PROPERTIES

16

LEGAL PROCEEDINGS

16

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

16

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

17

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE  24

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

24

DIRECTOR AND OFFICER COMPENSATION

25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

29

DISCLOSURE OF COMMISSION POSITION OF

30

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE  31

WHERE YOU CAN FIND MORE INFORMATION

31

FINANCIAL INFORMATION

31

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement we filed with the SEC.  You should rely only on the information provided in this Prospectus and incorporated by reference in this Prospectus.  We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this Prospectus.  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this Prospectus.  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful.  The selling stockholder is offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

Neither the delivery of this Prospectus nor any sale made in connection with this Prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this Prospectus or that the information contained by reference to this Prospectus is correct as of any time after its date.  The information in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of common stock.  The rules of the SEC may require us to update this Prospectus in the future.

SUMMARY

The following summary highlights selected information contained in this Prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire Prospectus carefully, including the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and the notes to the financial statements included in this Prospectus.

General

DigitalTown, Inc. (throughout this Prospectus referred to as “we,” “us,” “the Company,” “DigitalTown” or “DGTW”) is a development stage company incorporated in the State of Minnesota on April 7, 1982.  During the year ended February 28, 2010, we generated revenues of $7,511, and during the year ended February 28, 2009 generated no revenues.  For the nine months ended November 30, 2010, we generated $12,064 in revenues.  For the nine months ended November 30, 2010, we have incurred a net loss of $731,839.  As of November 30, 2010, we had $45,633 in cash on hand, total assets of $1,317,069, total liabilities of $520,169, an accumulated deficit of $19,297,981 and stockholders’ equity of $796,900.

Digitaltown owns the domain names for approximately 27,000 high school “spirit” websites throughout the United States.  The domain names include the name of the school and their mascot (i.e. www.pasadenabulldogs.com) and the majority of the domain names are in the .com format.  The Company is currently creating a nationwide network of local internet “communities” built around these domain names, and the schools and the physical communities they represent.

The Company was founded in 1982 under the laws of the State of Minnesota as Command Small Computer Learning Center, Inc., a computer training company, and has operated under several different names in the computer hardware and training sector.  In 2005, the Company began acquiring domain names.  On March 1, 2007, the Company changed its name to Digitaltown, Inc. and began developing a business plan to develop their platform and monetize their domain names.  The Company’s headquarters are located at 11974 Portland Avenue, Burnsville, MN 55337, and its telephone and facsimile numbers are (952) 890-2362 and (952) 890-7451, respectively.  The Company's Internet address is www.digitaltown.com.  The company is traded in the over-the- counter market under the ticker DGTW.

Drawdown Equity Financing Agreement.

On December 5, 2010, we entered into a drawdown equity financing agreement and registration rights agreement (collectively the “Agreements”) with Auctus Private Equity Fund, LLC (“Auctus”), the selling stockholder.  In accordance with the Agreements, Auctus has committed, subject to certain conditions set forth in the Agreements, to

1

purchase up to $10 million of the Company’s common stock over a term of up to three (3) years.  Although the Company is not mandated to sell shares under the Agreements, the Agreement gives the Company the option to sell to Auctus shares of common stock at a per share purchase price of equal to 94% of the lowest closing Volume Weighted Average Price (“VWAP”) during the five trading days following the Company’s delivery of notice to Auctus (the “Notice”).  At its option, the Company may set a floor price under which Auctus may not sell the shares which were the subject of the Notice.  The floor shall be 75% of the average closing VWAP of the stock over the preceding ten (10) trading days prior to the Notice and can be waived at the discretion of the Company.  The maximum amount of Common Stock that the Company can sell pursuant to any Notice is the greater of: (i) an amount of shares with an aggregate maximum purchase price of $150,000 or (ii) 200% of the average daily trading volume based on 10 days preceding the drawdown notice date.

Auctus is not required to purchase the shares unless: a) the shares which are subject to the Notice have been registered for resale and are freely tradable in accordance with the federal securities laws, including the Securities Act of 1933, as amended; and b) under certain conditions which are set forth in the Agreements and which are outside of Auctus’ control.  The Company is obligated to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1, of which this Prospectus forms a part, within 30 days from the date of the Agreements and to use all commercially reasonable efforts to have such registration statement declared effective by the SEC within 120 days of filing.  The Company has agreed to pay Auctus an aggregate amount of $15,000 as an origination fee with respect to the transaction.

Summary Financial Information

The table below summarizes our audited financial statements for the fiscal years ended February 28, 2010 and February 28, 2009, as well as the unaudited financial statements for the nine months ended November 30, 2010 and 2009.

Balance Sheet Summary:

	Fiscal Year Ended		At November 30,
	At February 28, 2010 (Audited)	At February 28, 2009 (Audited)	2010 (Unaudited)
Balance Sheet
Cash	$34,178	$43,914	$45,633
Total Assets	$940,899	$858,203	$1,317,069
Total Liabilities	$232,068	$142,805	$520,169
Total Stockholders’ Equity	$708,831	$715,398	$796,900

Statement of Operations Summary:

	For the Fiscal Year Ended February 28,		For the Nine Months Ended November 30,
	2010	2009	2010	2009
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Statement of Operations:
Revenue	$7,511	$0.00	$12,064	$4,888
Net Income (Loss)	$(1,245,049)	$(2,964,062)	$(731,839)	$(705,387)
Net loss per common share – basic and diluted	$ (0.05)	$ (0.11)	$ (0.03)	$ (0.03)

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THE OFFERING

Securities Being Offered:	3,000,000 shares of common stock are being registered on behalf of Auctus Private Equity Fund, LLC.

Offering Period:	Until all shares are sold or until 36 months from the date that the registration statement becomes effective, whichever comes first.

Common Stock Outstanding Before and After the Offering:	Before the Offering: 28,027,213 shares of common stock issued After the Offering: 31,032,213 shares of common stock

Use of Proceeds:

We are registering shares for sale to Auctus for which we will receive proceeds.  We will use the proceeds, received from the sale of the common stock to Auctus, for general operating capital and to implement and carry out our business plan. We will not receive any proceeds from the sale of the common stock by Auctus Private Equity Fund, LLC.

Risk Factors:	See “Risk Factors” and the other information in this Prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations.  An investment in our common stock involves a high degree of risk.  In addition to the other information in this Prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing the shares of common stock offered hereby.  This Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties.

Risks Related To Our Business

We Have Historically Lost Money and Losses May Continue in the Future

We have historically lost money.  The losses for the years ended February 28, 2010 and 2009 were $1,245,049 and $2,964,062, respectively and future losses are likely to occur.  Our accumulated deficit at February 28, 2010, is $18,566,142.  As of February 28, 2010, there exists negative working capital of $123,065.  For the year ended February 28, 2010, we had negative cash flows from operations of $691,221.  Accordingly, we may experience liquidity and cash flow problems if we are not able to collect on our stock subscription receivables as needed or raise additional capital on acceptable terms.

We May Not Be Able To Collect On Our Stock Subscription Receivables As Needed To Fund Our Operations

As of February 28, 2010, the Company had stock subscription receivables of $1,894,463 and for the year ended February 28, 2010, the Company received stock subscription payments of $337,500.

On February 25, 2010, due to the recent economic downturn and the market value of the Company’s stock, which was trading below $2.50 per share, the Company amended the initial pricing terms of the subscription agreements received on October 5, 2007, for 1,300,000 shares.  The amendment decreased the amount due per share from $2.50 to $0.75 and as a result, the Company’s subscription receivable decreased $2,275,000 from $4,169,463 to $1,894,463.

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We believe our current cash reserves and amounts we expect to collect on our outstanding stock subscription receivables should be sufficient to enable us to operate for the next 12 months.  In the event that we are unable to collect our outstanding stock subscription receivables as they become due and payable, we would be forced to reduce operating expenses, alter our business plan and operations and/or cease operations altogether.

No assurances can be given that we will be successful in reaching or maintaining profitable operations.  Our current monthly cash operating expenses are approximately $62,000 per month.  We believe our current cash reserves, the amount received pursuant to this offering and amounts we expect to collect on our outstanding stock subscription receivables should be sufficient to enable us to operate for the next 12 months.

We May Need to Raise Additional Capital to Finance Operations

Funding of our operations has relied almost entirely on the collections of outstanding subscription receivables.  We will need to raise additional capital to fund our anticipated operating expenses and future development and design of our websites.  We cannot assure you that financing, whether from internal or external sources, will be available if needed or on favorable terms.  The sale of our common stock to raise capital may cause dilution to our existing stockholders.  Our inability to obtain adequate financing will result in the need to curtail business operations.  Any of these events may be materially harmful to our business and may result in a lower stock price.

Our Common Stock May Be Affected By Limited Trading Volume and May Fluctuate Significantly

There has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop or be sustainable.  As a result, this could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all.  Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance.  In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

Our Common Stock is Traded on the "Over-the-Counter Bulletin Board," Which May Make it More Difficult For Investors to Resell Their Shares Due to Suitability Requirements

Our common stock is currently traded on the Over the Counter Bulletin Board (OTC-BB).  Broker-dealers often decline to trade in OTC-BB stocks, given that the market for such securities is often limited, the stocks are more volatile, and the risks to investors are greater.  These factors may reduce the potential market for our common stock by reducing the number of potential investors.  This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them.  This could cause our stock price to decline.  It is the Company’s desire to have its common stock traded on a national exchange but there are no guarantees the Company’s stock will ever be traded on a national exchange.

We Could Fail to Retain or Attract Key Personnel

Our future success depends, in significant part, on the continued services of Richard Pomije, our Chairman, CEO and Secretary/Treasurer.  We cannot assure you that we would be able to find an adequate replacement for him or any other key personnel retained by the Company now or in the future.  Any loss or interruption of our key personnel's services could adversely affect our ability to develop our business plan.  We do not have an employment agreement with Mr. Pomije nor do we presently maintain a key-man life insurance policy on him.

We Could Fail to Renew our Domain Names on a Timely Basis

Our future success depends, in significant part, on our ability to continue to renew our domain names on a timely basis.  In order to retain the rights to our domain names, they need to be renewed on an annual basis by paying the annual renewal fee within a specified time period.  If the domain names are not renewed within the specified time period, they become available to the general public and the rights could be obtained by any outside third party if they pay the registration fee and annual renewal fee thereafter.  Any loss of rights in our domain names could

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adversely affect our ability to develop our business plan.  The Company does have controls and procedures in place to ensure that all domain names are renewed in a timely manner.

Minnesota Law and Our Charter May Inhibit a Takeover of Our Company That Stockholders May Consider Favorable

Provisions of Minnesota law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our Company.  As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

Our Officers and Directors Have the Ability to Exercise Significant Influence Over Matters Submitted for Stockholder Approval and Their Interests May Differ From Other Stockholders

Our executive officers and directors, in the aggregate, have the ability to nominate two (2) members to the Board of Directors.  Accordingly, our directors and executive officers, whether acting alone or together, may have significant influence in determining the outcome of any corporate transaction or other matter submitted to our Board for approval, including issuing common and preferred stock, and appointing officers, which could have a material impact on mergers, acquisitions, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of these board members may differ from the interests of the other stockholders.

Our Common Stock Price May be Volatile

The trading price of our common stock may fluctuate substantially.  The price of the Company’s common stock, at any given time, may be higher or lower than the price you pay for your shares, depending on many factors, some of which are beyond our control and may not be directly related to our operating performance.  These factors include the following:

•

Price and volume fluctuations in the overall stock market from time to time;

•

Volatility resulting from trading in derivative securities related to our common stock including puts, calls, long-term equity anticipation securities, or leaps, or short trading positions;

•

Actual or anticipated changes in our earnings or fluctuations in our operating results or changes in the expectations of securities analysts;

•

General economic conditions and trends;

•

Loss of a major funding source; or

•

Departures of key personnel

Our shares may be defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

Shares of our common stock may be defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this Offering in the public markets.

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Market For Penny Stock Has Suffered In Recent Years From Patterns Of Fraud And Abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•

Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We have never paid cash dividends on our common stock and we do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth.  As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income.  Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future.  Moreover, investors may not be able to resell their shares of the Company at or above the price they paid for them.

Existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Drawdown Agreement.

The sale of our common stock to Auctus Private Equity Fund LLC in accordance with the Drawdown Equity Facility Agreement may have a dilutive impact on our shareholders.  As a result, our net income per share could decrease in future periods and the market price of our common stock could decline.  In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Auctus Private Equity Fund LLC in order to drawdown on the facility.  If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the Offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock.  Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock.  By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the Drawdown Agreement may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the Drawdown Agreement, it could have a significant dilutive effect upon our existing shareholders.  Although the number of shares that we may issue pursuant to the equity line will vary based on our stock price (the higher our stock price, the less shares we have to issue) the information set out below indicates the potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the equity line is exercised.

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For example:

Stock Price	Shares Issued*	Percentage of Outstanding Shares**
$2.75 (Current Price)	3,868,472	13.8%
$3.44 (25% above)	3,095,975	11%
$2.06 (25% below)	5,164,222	18.4%

*	Based on total $10,000,000 equity drawdown being accessed by the Company.
**	Based on 28,027,213 shares outstanding as of November 30, 2010.

If our share price declines to $2.06 per share at the time we exercise under the equity agreement, our existing shareholders will potentially experience an 18.4% dilution if the full amount of the equity line is exercised.  If the share price continues to decline as we exercise the equity line, the dilution percentage could become significantly larger.  However, this current registration is only for up to 3,000,000 shares to be registered.

Auctus Private Equity Fund LLC will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common  stock to be issued  under the  Drawdown Equity Facility  Agreement  will be purchased at a six (6%) discount or 94% of the lowest closing VWAP during the five trading days immediately following our notice to Auctus Private Equity Fund LLC of our election to exercise our "put" right.

Auctus Private Equity Fund LLC has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price.  If Auctus Private Equity Fund LLC sells our shares, the price of our common stock may decrease.  If our stock price decreases, Auctus may have a further incentive to sell such shares.  Accordingly, the discounted sales price in the Drawdown Agreement may cause the price of our common stock to decline.

Risk Factors Related to Our Securities, the Equity Line of Credit and This Offering

We are registering an aggregate of 3,000,000 shares of common stock to be issued under the Equity Line of Credit.  The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 3,000,000 shares of common stock under the registration statement of which this Prospectus forms a part for issuance pursuant to the Equity Line of Credit.  The sale of these shares into the public market by Auctus could depress the market price of our common stock.

We May Not Have Access to the Full Amount under the Equity Line.

During the period ended December 8, 2010, the closing price of our common stock was $3.90 based on very little volume.  There is no assurance that the market price of our common stock will increase substantially in the near future.  The entire commitment under the Equity Line of Credit is $10,000,000.  The number of common shares that remains issuable is lower than the number of common shares we need to issue in order to have access to the full amount under the Equity Line of Credit.  Therefore, we may not have access to the remaining commitment under the equity line unless the share price of our common stock remains at its current level.

There may not be sufficient trading volume in our common stock to permit us to generate adequate funds.

The Drawdown Equity Financing Agreement provides that the dollar value that we will be permitted to draw from Auctus will be the higher of: (A) 200% of the average daily volume in the US market of the common stock for the ten (10) trading days prior to the Drawdown Notice, or (B) $150,000.  If the average daily trading volume in our common stock is too low, it is possible that we would only be permitted to draw down $150,000 at a time, which may not provide adequate funding for our planned operations.

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Unless an active trading market develops for our securities, investors may not be able to sell their shares.

Although, we are a reporting company and our common shares are quoted on the OTC Bulletin Board (owned and operated by the Nasdaq Stock Market, Inc.) under the symbol “DGTW”, there is not currently an active trading market for our common stock and an active trading market may never develop or, if it does develop, may not be maintained.  Failure to develop or maintain an active trading market will have a generally negative effect on the price of our common stock, and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price and therefore your investment could be a partial or complete loss.

Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock is thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

•	the trading volume of our shares;
•	the number of securities analysts, market-makers and brokers following our common stock;
•	changes in, or failure to achieve, financial estimates by securities analysts;
•	new products or services introduced or announced by us or our competitors;
•	actual or anticipated variations in quarterly operating results;
•	conditions or trends in our business industries;
•	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	additions or departures of key personnel;
•	sales of our common stock; and
•	general stock market price and volume fluctuations of publicly-traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value.  The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes.  These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company.  In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities.  Although there is no such litigation currently pending or threatened against the Company, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business.  Moreover, and as noted below, our shares are currently traded on the OTC Bulletin Board and, further, are subject to the penny stock regulations.  Price fluctuations in such shares are particularly volatile and subject to manipulation by market-makers, short-sellers and option traders.

Trading in our common stock on the OTC Bulletin Board may be limited thereby making it more difficult for investors to resell any shares they may own.

Our common stock is quoted on the OTC Bulletin Board (owned and operated by the Nasdaq Stock Market, Inc.).  The OTC Bulletin Board is not an exchange and, because trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a national exchange or on the Nasdaq National Market, investors may have difficulty reselling any of the shares of our common stock they own.

FORWARD LOOKING STATEMENTS

When used in this Prospectus, the words or phrases “will likely result,” “we expect,” “will continue,” “anticipate,” “estimate,” “project,” “outlook,” “could,” “would,” “may,” or similar expressions are intended to identify forward-

8

looking statements.  We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected.  Such risks and uncertainties include, among others, success in reaching target markets for products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of our business emphasis, the ability to finance and sustain operations, the ability to raise equity capital in the future, and the size and timing of additional significant orders and their fulfillment.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling security holder.  However, the Company anticipates receiving up to $8,385,000 gross proceeds assuming a $2.795 per share purchase price pursuant to the equity facility with Auctus. The ultimate amount the Company can receive is dependent on the price of common stock, and could be less than $8,385,000.  If the Company receives $8,385,000, we expect to disburse the proceeds from this Offering in the priority set forth below within the first 12 months after successful completion of this Offering:

DGTW intends to use the proceeds from this Offering as follows:

Offering Proceeds	$8,385,000

Working Capital	$3,385,000

Website Development	$5,000,000

Total Estimated Use of Proceeds	$8,385,000

DETERMINATION OF OFFERING PRICE

The Selling Stockholder may sell its shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices.  We will not receive any proceeds from the sale of shares by the Selling Stockholder.

DILUTION

“Dilution” represents the difference between the Offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the Offering.  “Net Book Value” is the amount that results from subtracting total liabilities from total assets.  Please refer to the following table presenting the number of shares issued and the corresponding price per share paid before this Offering for more information.  Following is a table detailing dilution as of November 30, 2010, to investors if 100%, 75%, 50%, or 10% of the Offering is sold.

Percent of Offering sold	100%	75%	50%	10%
Net Tangible Book Value Per Share Prior to Stock Sale	$0.0284	$0.0284	$0.0284	$0.0284
Pro Forma Net Tangible Book Value Per Share After Stock Sale	$0.2959	$0.2340	$0.1690	$0.0578
Increase in net book value per share due to stock sale	$0.2675	$0.2056	$0.1406	$0.0294
Net Dilution (Purchase price of $2.795 less Pro Forma Net Tangible Book Value per share)	$(2.4991)	$(2.561)	$(2.626)	$(2.737)

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SELLING STOCKHOLDER

Drawdown Equity Financing Agreement.

On December 5, 2010, we entered into a drawdown equity financing agreement and registration rights agreement (collectively the “Agreements”) with Auctus Private Equity Fund, LLC (“Auctus”, the “Selling Stockholder”).  In accordance with the Agreements, Auctus has committed, subject to certain conditions, to purchase up to ten million dollars ($10,000,000) of the Company’s common stock over a term of up to three (3) years.  The selling security holder and any participating broker-dealers are “underwriters” within the meaning of the Securities Act of 1933, as amended.  Although the Company is not mandated to sell shares under the Agreements, the Agreements give the Company the option to sell to Auctus shares of common stock at a per share purchase price of equal to 94% of the lowest closing VWAP during the five trading days following the Company’s delivery of notice to Auctus (the “Notice”). At its option, the Company may set a floor price under which Auctus may not sell the shares which were the subject of the Notice.  The floor shall be 75% of the average closing bid price of the stock over the preceding ten (10) trading days prior to the Notice and can be waived at the discretion of the Company.

Auctus is not required to purchase the shares, unless the shares which are subject to the Notice have been registered for resale and are freely tradable in accordance with the federal securities laws, including the Securities Act of 1933, as amended.  The Company is obligated to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1, of which this Prospectus forms a part, within 30 days from the date of the Agreements and to use all commercially reasonable efforts to have such registration statement declared effective by the SEC within 120 days of filing.  The Company has agreed to pay Auctus an aggregate amount of $15,000 as an origination fee with respect to the transaction, an amount that has already been paid.

During the five trading days following a drawdown request, we will calculate the amount of shares we will sell to Auctus and the purchase price per share.  The purchase price per share of common stock will be based on the daily volume weighted average price of our common stock during each of the five trading days immediately following the drawdown date, less a discount of 6%.  Auctus’ obligations under the equity line agreement are not transferrable.

There is no minimum amount we can draw down at any one time, or a limitation on the number of drawdowns we may make, subject to the limitations of shares registered in this offering.  The maximum amount we can draw down at any one time is the larger of:

•	$150,000; or

•	200% of the average daily volume based on the trailing 10 days preceding the drawdown notice date.

The Company may exercise its rights to deliver a drawdown notice only if: 1) it has filed all requisite filings when due with the SEC; 2) it maintains rights to its intellectual property, including, but not limited to its domain names; 3) it maintains adequate insurance; and 4) it maintains a system of internal controls to insure that all transactions are recorded to permit necessary preparation of financial statements in conformity with general accounting principles.

The Drawdown Agreement may be terminated by the Company at any time by its failure to deliver any additional drawdown notices to Auctus.  The Drawdown Agreement will terminate on its own accord within 36 months of the Drawdown Agreement’s effective date.  Auctus may terminate the Drawdown Agreement: 1) if there is a stop order or suspension of the effectiveness of the Registration Statement for a period of an aggregate of 50 trading days; or 2) the Company shall fail to comply with the terms of the Drawdown Agreement, including failure to continue to have its shares registered under 12(g) of the Exchange Act, it continues its corporate existence, or the Company learns of any material fact that may make this registration statement misleading.

Al Sollami is the natural person and Principal of Auctus Private Equity Fund, LLC who exercises the sole voting and dispositive powers with respect to the shares to be offered by the Company.  Al Sollami has had no other material relationship with the Company and neither Mr. Sollami nor Auctus has owned any securities of the Company prior to the Offering.

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Please note that the parties have agreed to $10,000,000 as the amount of the equity line.  Although the parties believe it is unlikely that the full amount of the proceeds available under equity line will be used at the current stock price, the parties believe that with the proper use of the funds, the price of the stock will increase and we will be able to use the whole equity line.

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, donees, assignees and other successors-in-interest may, from time to time (“Selling Stockholders”) sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;
•	facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately-negotiated transactions;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Stockholders or their pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that a Selling Stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price.  We cannot assure that all or any of the shares offered in this Prospectus will be issued to, or sold by, the Selling Stockholders.  The Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this Prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Stockholder, but excluding brokerage commissions or underwriter discounts.

The Selling Stockholders, alternatively, may sell all or any part of the shares offered in this Prospectus through an underwriter.  The Selling Stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The Selling Stockholder may pledge the shares to brokers under the margin provisions of customer agreements.  If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.  The Selling Stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M.  These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholders or any other such person.  In the event that any of the Selling Stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then

11

the Selling Stockholders will not be permitted to engage in short sales of common stock.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.  In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock.  All of these limitations may affect the marketability of the shares.

Auctus Private Equity Fund, LLC, the underwriter herein, may offer for sale up to an estimated 3,000,000 shares of our common stock which it will have originally acquired pursuant to the terms of the equity line of credit agreement as more fully described under "Selling Stockholder.”  Auctus will be offering such shares for their own account.  We do not know for certain how or when Auctus will choose to sell its shares of common stock.  However, it can sell such shares at any time or through any manner set forth in this plan of distribution at such time as we have “put” the shares to them.  We may request Auctus to purchase shares by delivering a Drawdown Notice to Auctus.  We have acknowledged that Auctus may sell shares corresponding with a particular Drawdown Notice after the Drawdown Notice is received by Auctus which allows them to short sell the shares.  There shall be a minimum of five (5) Trading Days between each Drawdown Notice Date.

To permit Auctus to resell the shares of common stock issued to it, we agreed to file a registration statement, of which this Prospectus is a part, and all necessary amendments and supplements with the SEC for the purpose of registering and maintaining the registration of the shares.  We will bear all costs relating to the registration of the common stock offered by this Prospectus.  We will keep the registration statement effective until the date after which all of the shares of common stock held by Auctus that are covered by the registration statement have been sold by Auctus pursuant to such registration statement.

DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of the following:

Common Stock

The Company's Articles of Incorporation authorize the issuance of 2,000,000,000 shares of common stock, with a par value of $0.01 per share, of which 28,027,213 shares are issued and outstanding as of the date of this offering.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights.

The Company does not currently anticipate paying any dividends on its common stock.  In the event of a liquidation, dissolution or winding up of DigitalTown, the holders of shares of common stock are entitled to share pro-rata in all assets remaining after payment in full of all liabilities, subject however, to any rights of the shareholders of preferred shares issued and outstanding at the time of such liquidation, dissolution or winding up of the Company.  Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation authorize the issuance of 20,000,000 shares of Preferred Stock, none of which are issued as of the date of this Offering. The preferred stock may be issued in various series and may have preference as to dividends and to liquidation of the Corporation. The Board of Directors shall establish the specific rights, preferences, voting privileges and restrictions of such preferred stock, or any series thereof. Holders of preferred stock have no cumulative voting rights. The Company presently has one (1) class or series of preferred stock designated.

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Options

Options Granted In The Last Fiscal Year

The following table sets forth information regarding options granted to the named executive officers and directors during the year ended February 28, 2010.

Grants of Plan-Based Awards

Name	Grant Date	Number of shares - Underlying options granted	Exercise Price ($/Share)	Grant Date Fair Value	Expiration Date
Jeffrey L. Mills (director)	12/23/2009	110,000	$1.75	$107,822	12/23/2014
Donald M. Fisher (director)	12/23/2009	100,000	$1.75	$98,020	12/23/2014
John A. Witham (director)(1)	12/23/2009	100,000	$1.75	$98,020	12/23/2014
Paul R. Gramstad (officer)	12/23/2009	50,000	$1.75	$49,010	12/23/2014

(1)

Deceased

Outstanding Options At Fiscal Year-End

The following table provides information relating to the number of shares of common stock subject to options held by the named executive officers and directors as of February 28, 2010.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Unexercised Options Exercisable	Number of Unexercised Options Unexercisable	Option Exercise Price ($/share)	Option Expiration Date
Richard A. Pomije (officer)	2,500,000	0	$1.725	9/6/2011
Paul R. Gramstad (officer)	50,000	0	$1.750	12/23/2014
Paul R. Gramstad (officer)	25,000	0	$4.250	8/25/2013
Jeffrey L. Mills (director)	40,000	0	$1.725	9/6/2011
Jeffrey L. Mills (director)	110,000	0	$1.750	12/23/2014
Pierce McNally (director)	100,000	0	$1.725	9/6/2011
Gary Hall (director)(2)	150,000	0	$4.500	7/26/2012
John A. Witham (director)(1)	100,000	0	$1.750	12/23/2014
Donald M. Fisher (director)	100,000	0	$1.750	12/23/2014
	3,175,000

(1)

John A. Witham is deceased.

(2)

Gary Hall resigned August 9, 2010.

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Options Exercised By The Executive Officers And Directors In The Last Fiscal Year

None

Warrants

As of February 28, 2010, the Company has a total of 223,001 stock purchase warrants outstanding with an exercise price of $4.00.  The warrants expire two years from their 2009 dates of issuance.  The weighted average remaining exercise period as of February 28, 2010 is 1.20 years.  As of December 15, 2010, the Company had issued a total of 341,668 warrants outstanding with a weighted average remaining exercise period of .95 years.

Market for Common Stock

Our common stock is quoted on the OTC Bulletin Board under the symbol, “DGTW.”  The market for our common stock has been sporadic.

Dividend Policy

We currently anticipate that no cash dividends will be paid on our common stock in the foreseeable future.  Our Board periodically will reevaluate this dividend policy taking into account our operating results, capital needs, and the terms of our existing financing arrangements and other factors.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries.  Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Parsons/Burnett/Bjordahl/Hume, LLP has assisted us in the preparation of this Prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and Offering of the common stock.  Parsons/Burnett/Bjordahl/Hume, LLP has consented to being named as an expert in our registration statement, of which this Prospectus forms a part.  The consent has been filed as an exhibit to the registration statement.

Moquist Thorvilson Kaufmann Kennedy & Pieper LLC, our independent registered public accounting firm, have audited our financial statements included in this Prospectus and registration statement to the extent and for the periods set forth in their audit reports.  Moquist Thorvilson Kaufmann Kennedy & Pieper LLC has presented its report with respect to our audited financial statements.  The report of Moquist Thorvilson Kaufmann Kennedy & Pieper LLC is included in reliance upon their authority as experts in accounting and auditing.  Their consent to being named as Experts is filed as Exhibit 23.1 to the Registration Statement of which this Prospectus is a part.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF OUR BUSINESS

GENERAL

DigitalTown owns the domain names for approximately 27,000 high school spirit sites throughout the United States.  The domain names include the name of the school and their mascot (i.e. www.pasadenabulldogs.com) and the

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majority of the domain names are in the “.com” format.  The Company is currently creating a nationwide network of local communities built around these domain names, and the schools and communities they represent.

On September 29, 2009, the Company signed a Strategic Alliance Agreement with The Active Network Inc. (“Active”), covering a range of content, technology and business services.  The companies (Active and DigitalTown) intend to leverage Active’s extensive data and applications suite to leverage DigitalTown’s unique portfolio of 27,000 URL’s in the market for hyper-local content.  Through the strategic alliance, the companies will initially focus on integrating Active.com content, including an extensive directory of events and facilities, school schedules, scores and rankings, with DigitalTown’s websites.  The companies will also collaborate on a number of technology solutions including event registration and organization, team and organizational websites, and localized online communities.  The companies intend to monetize the sites through online advertising and a variety of subscription and transaction services that are being contemplated.

DigitalTown completed its nationwide rollout of nearly 27,000 high school spirit content websites in December 2009, which represents the first phase of the Company’s plans to develop powerful, user generated and interactive sites that will serve all the constituents of local high schools, and by extension, their local communities.  This phase aggregates existing content from across the internet that is relevant to each high school.  Each school site is customized to reflect each school’s colors, with links to their official high school web page.  This phase will allow us to aggressively engage with partners to add functionality and features unique to each domain.

On February 3, 2010, the Company signed a Contractor Services Agreement with Active to perform certain development services.  The specific services will be defined in Statements of Work (SOW), which will be entered into from time to time between the two parties.

On February 10, 2010, the Company entered into its first SOW with Active to perform software development services consisting of engaging an independent third party consultant to perform a software technology platform analysis of existing software and supporting technologies in order to evaluate DigitalTown’s software development strategy.

On March 5, 2010, the Company entered into a SOW with Active to provide systems design services for the creation of a new database integrating certain Active data with DigitalTown’s database.

On April 22, 2010, the Company entered into a SOW with Active to provide systems development services to build the system that will integrate certain Active data with DigitalTown’s database.

On April 22, 2010, the Company entered into a SOW with Active to provide systems design services for the creation of a user interface for a call center sales system integrating DigitalTown’s database with Active’s self-serve ad system allowing ads to be targeted to specific DigitalTown spirit sites.  This will allow advertisers to choose single or multiple sites to cover geographic areas, including sub categories by team sport, conference or other interest areas.  With 27,000 spirit sites covering the United States, national advertisers will be able to run both local and nationwide advertising campaigns together.  On May 17, 2010, the Company signed a SOW with Active to provide systems development services for these enhancements.

On June 16, 2010, the Company entered into an SOW with Active to provide graphic design and user interface services for two rounds of graphic design for the spirit sites and the digitaltown.com landing page/director and application of the selected graphic design to the associated pages.

On June 16, 2010, the Company entered into an SOW with Active to provide system development services to build the spirit sites including creation of sport team pages with schedules, scores, standings, last game/next game previews and rankings.  We will expand school page to include additional widgets and create pages for game preview and recap, photos and videos, rosters, events, news and MusicSkins.

On December 8, 2010, the Company entered into a five year strategic partnership agreement with the National Interscholastic Athletic Administrators Association (“NIAAA”).  The NIAAA and DigitalTown will work together to establish a national, standardized system for recording schedules, scores, rosters and statistics for interscholastic sports teams and individual students.  The partnership will serve to create the first standardized system for collecting

15

and publishing scholastic team information to state athletic associations, media and other interested parties.  The scholastic portal will be integrated into DigitalTown’s current roll out of more than 20,000 local online communities (spirit sites) for high schools.

The Company was founded in 1982 under the laws of the State of Minnesota as Command Small Computer Learning Center, Inc., a computer training company and operated under several different names in the computer hardware and training sector.  In 2005, the Company began acquiring domain names.  On March 1, 2007, the Company changed its name to DigitalTown, Inc. and began developing a business plan to develop their platform and monetize their domain names.  The Company’s headquarters are located at 11974 Portland Avenue, Burnsville, MN 55337, and its telephone and facsimile numbers are (952) 890-2362 and (952) 890-7451, respectively.  The Company's Internet address is www.digitaltown.com.  The company is traded in the over-the- counter market under the ticker DGTW.

EMPLOYEES

As of November 30, 2010, DigitalTown, Inc. has four employees.  The Company’s employees are not represented by a union.  The Company considers its relations with its employees to be outstanding

DESCRIPTION OF PROPERTIES

DigitalTown, Inc. leases from Jeff Mills, a director and stockholder of the Company, approximately 2,650 square feet of space used for offices at 11974 Portland Avenue, Burnsville, Minnesota at a monthly rent of $2,650 for a five year term, which commenced on December 16, 2006.  The Company has the option to renew for an additional term of one year at a monthly rent of $3,650.  The future rent obligations of this lease as of February 28, 2010, totaled $56,975.

LEGAL PROCEEDINGS

The Company is exposed to asserted and unasserted claims encountered in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

DigitalTown, Inc.’s common stock has been traded on the OTC Bulletin Board ("OTC:BB") since June 12, 1998. The following table sets forth the quarterly high and low sales prices as reported during the last two fiscal years ended February 28, 2010 and 2009, and the interim periods ended November 30, 2010.

Fiscal Year 2011	Low	High
First Quarter	$0.80	$1.80
Second Quarter	$0.90	$1.38
Third Quarter	$0.76	$1.75

Fiscal Year 2010	Low	High
First Quarter	$1.30	$3.20
Second Quarter	1.25	3.50
Third Quarter	0.18	3.00
Fourth Quarter	0.29	1.70

Fiscal Year 2009	Low	High
First Quarter	$1.90	$3.35

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Second Quarter	2.50	6.10
Third Quarter	2.00	4.50
Fourth Quarter	1.50	3.50

These quotations represent inter dealer prices, without retail markup, markdown, or commission, and may not reflect actual transactions.  As of November 30, 2010, there were approximately 107 record holders of the Company's common stock.

DIVIDEND POLICY

The Company has never paid cash dividends on any of its securities. The Company currently intends to retain any earnings for use in its operations and does not anticipate paying cash dividends in the foreseeable future. Any future dividend policy will be determined by the Company's Board of Directors based upon the Company's earnings, if any, its capital needs and other relevant factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this Prospectus.  This discussion contains forward-looking statements, which involve risks and uncertainties.  Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," "Special Note Regarding Forward-Looking Statements" and elsewhere in this Prospectus.

Company Overview

On September 29, 2009, the Company signed a Strategic Alliance Agreement with The Active Network Inc. covering a range of content, technology and business services.  The companies intend to leverage Active’s extensive data and applications suite to leverage DigitalTown’s unique portfolio of 27,000 URL’s in the market for hyper-local content.  Through the strategic alliance, the companies will initially focus on integrating Active.com content, including an extensive directory of events and facilities, school schedules, scores and rankings, with DigitalTown’s websites.  The companies will also collaborate on a number of technology solutions including event registration and organization, team and organizational websites, and localized online communities.  The companies intend to monetize the sites through online advertising and a variety of subscription and transaction services that are being contemplated.

The Company completed its nationwide rollout of nearly 27,000 high school spirit content websites in December 2009, which represents the first phase of the Company’s plans to develop powerful, user generated and interactive sites that will serve all the constituents of local high schools, and by extension, their local communities.  This phase aggregates existing content from across the Internet that is relevant to each high school.  Each school site is customized to reflect each school’s colors, with links to their official high school web page.  This phase will allow us to aggressively engage with partners to add functionality and features unique to each domain.  Phase two of the design roll out is expected to start in January 2010.  This design phase will start interacting with our content partners with user profiles and professional website templates for sport teams, school clubs, booster clubs, alumni groups and more and will provide hyper-local information down to the demographics of every school district in the United States.

On February 3, 2010, the Company signed a Contractor Services Agreement with Active to perform certain development services.  The specific services will be defined in Statements of Work (SOW) which will be entered into from time to time between the two parties.

On February 10, 2010, the Company entered into its first SOW with Active to perform software development services consisting of engaging an independent third party consultant to perform a software technology platform

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analysis of existing software and supporting technologies in order to evaluate DigitalTown’s software development strategy.

On March 5, 2010, the Company entered into an SOW with Active to provide systems design services for the creation of a new database integrating certain Active data with DigitalTown’s database.

On April 22, 2010, the Company entered into an SOW with Active to provide systems development services to build the system that will integrate certain Active data with DigitalTown’s database.

On April 22, 2010, the Company entered into an SOW with Active to provide systems design services for the creation of a user interface for a call center sales system integrating DigitalTown’s database with Active’s self-serve ad system allowing ads to be targeted to specific DigitalTown spirit sites.  This will allow advertisers to choose single or multiple sites to cover geographic areas, including sub categories by team sport, conference or other interest area.  With 27,000 spirit sites covering the United States, national advertisers will be able to run both local and nationwide advertising campaigns together.

RESULTS OF OPERATIONS

YEARS ENDED FEBRUARY 28, 2010 AND 2009

During the year ended February 28, 2010, the Company recorded revenue of $7,511 and cost of revenue of $170,890 for a negative gross profit of $(163,379) compared to no revenue from operations during the year ended February 28, 2009.  The revenue consisted of minimal commissions generated from advertising and merchandise sales on our websites and the cost of revenue consisted of amortization of the prepaid annual domain name renewal fees of $159,490, domain register fees of $2,190, server/bandwidth expense of $4,002 and amortization of website development fees of $5,208.

Selling, general and administrative expenses for the year ended February 28, 2010 decreased by $1,884,109 to $1,073,960 compared to a year ago due mainly to a decrease in non-cash stock compensation expense of $1,860,383 for the current year.  The decrease in stock compensation expense was primarily due to the Company granting fewer new stock option agreements and the reversal of previously recorded stock compensation expense of $235,482 for the year ended February 28, 2009 due to forfeitures.  The $235,482 of previously recorded stock compensation expense consisted of stock options that were previously expensed, but not fully vested on the termination date of various employees and advisors.  Excluding non-cash stock compensation expense for the two comparable periods, selling, general, and administrative expenses were $611,408 for the year ended February 28, 2010, compared to $635,134 for the year ended February 28, 2009.  The decrease in selling, general, and administrative expenses of $23,726 for the two comparable periods was primarily due to decreases in professional fees of $72,211 and travel and entertainment of $11,731 partially offset by an increase in salary expense of $40,638, legal fees of $11,797 and administrative fees of $5,750.

The Company’s overall net loss for the current year decreased by $1,719,013 to $1,245,049.

PERIOD ENDED NOVEMBER 30, 2010

THREE MONTHS ENDED NOVEMBER 30, 2010 and 2009

During the three months ended November 30, 2010, the Company recorded revenue of $2,917 and cost of revenue of $55,061 for a negative gross profit of $(52,144) compared to revenue of $2,937 and cost of revenue of $54,618 for a negative gross profit of $(51,681) for the same period in 2009.  For the two comparable periods, revenue consisted of commissions generated from advertising on our websites and cost of revenue consisted of amortization of prepaid annual domain name renewal fees of $45,660 for 2010 compared to $51,300 for 2009, server/bandwidth expense of $2,001 for 2010 and 2009 and amortization of website development fees were $7,400 for 2010 and $1,317 for 2009.

Selling, general and administrative expenses for the most current three months decreased by $73,565 to $161,121 compared to a year ago due mainly to a non-cash decrease in stock compensation expense of $57,414 for the most

18

current three months.  Stock compensation expense was $25,229 for the three months ended November 30, 2010 compared to $82,643 for the three months ended November 30, 2009.  Excluding non-cash stock compensation expense for the two comparable periods, selling, general, and administrative expenses were $135,892 for the three months ended November 30, 2010, compared to $152,043 for the three months ended November 30, 2009.  The decrease in selling, general and administrative expenses of $16,151 for the two comparable quarters was primarily due to decreases in salary expense of $11,863 and professional fees of $7,048.  The Company’s overall net loss for the current three months decreased by $73,513 to $215,299.

NINE MONTHS ENDED NOVEMBER 30, 2010 and 2009

During the nine months ended November 30, 2010, the Company recorded revenue of $12,064 and cost of revenue of $163,558 for a negative gross profit of $(151,494) compared to revenue of $4,888 and cost of revenue of $98,760 for a negative gross profit of $(93,872) for the same period in 2009.  For the two comparable periods, revenue consisted of commissions generated from advertising on our websites and cost of revenue consisted of amortization of prepaid annual domain name renewal fees of $146,262 for 2010 compared to $94,126 for 2009, server/bandwidth expense of $6,003 for 2010 and $2,001 for 2009 and amortization of website development fees were $11,293 for 2010 and $2,633 for 2009.

Selling, general and administrative expenses for the most current nine months decreased by $21,895 to $584,425 compared to a year ago and non-cash stock compensation increased $21,460 for the most current nine months. Stock compensation expense was $151,269 for the nine months ended November 30, 2010 compared to $129,809 for the nine months ended November 30, 2009.    Excluding non-cash stock compensation expense for the two comparable periods, selling, general and administrative expenses were $433,156 for the nine months ended November 30, 2010, compared to $476,511 for the nine months ended November 30, 2009.  The decrease in selling, general and administrative expenses of $43,355 for the two comparable periods was primarily due to decreases in professional fees of $32,197 and salary expense of $23,361 offset by an increase in administrative fees of $6,500.  The Company’s overall net loss for the current nine months increased by $26,452 to $731,839.

LIQUIDITY AND CAPITAL RESOURCES

YEARS ENDED FEBRUARY 28, 2010 AND 2009

The Company’s cash position at February 28, 2010, was $34,178, a decrease of $9,736 from $43,914 at February 28, 2009.  During the year ended February 28, 2010, net cash used in operating activities was $691,221 compared to cash used of $663,263 for the comparable period.  When comparing the two periods, the increase in cash used in operating activities of $27,958 for the year ended February 28, 2010 is primarily due to expensing domain name renewal fees of $159,489 versus capitalizing them a year ago.  This increase in operating costs was partially offset by non-cash and deferred salary payments of $93,262 to our CEO.

Net cash used in investing activities for the year ended February 28, 2010 was $25,118, of which $23,349 was used for website development costs and $1,769 for the purchase of additional domain names as compared to net cash used of $207,796, of which $204,360 was used for annual domain name renewal fees, $3,713 for the purchase of additional domain names and $167 used for purchase of fixed assets offset with $444 of proceeds from the sale of an asset for the comparable period.  The change in the current period was due mainly to the annual domain name renewal fees which are now treated as an operating expense versus a capitalized cost for the year ended February 28, 2009.

Net cash provided by financing activities for the year ended February 28, 2010 was $706,603 which consisted of payments received on stockholder subscription receivables of $337,500, proceeds from the issuance of common stock of $334,500 and proceeds from director/stockholder loan of $39,482 less principal payments on the loan of $4,879.  For the comparable period ended February 28, 2009, the Company received net cash provided by financing activities of $847,812 which consisted of payments received on stockholder subscription receivables of $523,832, proceeds from the exercise of stock options of $114,073, proceeds from the issuance of common stock of $107,140 and proceeds from director/stockholder loan of $145,000 less principal payments on the loan of $42,233.

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Monthly cash operating expenses for the year ended February 28, 2010 were approximately $58,000 per month. Based on current projections, the Company’s monthly cash operating expenses going forward should be approximately $59,000 per month, which includes the yearly cost of the renewal of the existing domain names totaling $174,000.  In addition to the normal monthly operating expenses, the Company’s committed cash requirements for the twelve months ending February 28, 2011 include $7,500 for system design services. A promissory note with Jeff Mills, a director and stockholder of the Company, has a balance due of $137,370 at February 28, 2010 and is payable upon demand.  The Company intends to pay the balance of the note in fiscal year 2011.  From March 1, 2010 to May 28, 2010, the Company has received cash proceeds of $358,950 from stock subscription receivables and $10,000 for the issuance of 6,667 shares of common stock at $1.50 per share.  In addition, the Company will also continue to collect on its remaining stock subscription receivables to fund its operations.

NINE MONTHS ENDED NOVEMBER 30, 2010

The Company’s cash position at November 30, 2010, was $45,633, an increase of $11,455 from $34,178 at February 28, 2010.  During the nine months ended November 30, 2010, net cash used in operating activities was $556,000 compared to cash used of $577,994 for the comparable period.  When comparing the two periods, the decrease in cash used in operating activities of $21,994 for the nine months ended November 30, 2010 is primarily due to a decrease in prepaid domain name renewal fees of $84,713 and a decrease of $55,737 in accounts payable compared to the same period last year.

Net cash used in investing activities for the nine months ended November 30, 2010 was $50,363, of which $12,115 was used for website development costs, $20,001 for the purchase of property and equipment and $18,247 for the purchase of additional domain names as compared to net cash used of $36,591, of which $23,349 was used for website development costs and $13,242 for the purchase of additional domain names for the comparable period.

Net cash provided by financing activities for the nine months ended November 30, 2010 was $617,818 which consisted of payments received on stockholder subscription receivables of $514,075, proceeds from the issuance of common stock of $105,000 and proceeds from a director/stockholder loan of $50,000 offset by principal payments of $51,257 on the loan.  For the comparable period ended November 30, 2009, the Company received net cash provided by financing activities of $579,097 which consisted of payments received on stockholder subscription receivables of $194,000, proceeds from the issuance of common stock of $334,500, net cash advance from an officer of $14,350 and proceeds from a director/stockholder loan of $39,482 less principal payments on the loan of $3,235.

Monthly cash operating expenses for the nine months ended November 30, 2010, were approximately $62,000 per month, which included payments of $167,876 of the projected yearly cost of $174,000 for annual domain name renewals. Based on current projections, the Company’s monthly cash operating expenses going forward for the remainder of the fiscal year should be approximately $62,000 per month, which includes the remaining yearly cost of the renewal of the existing domain names totaling $5,502.   In addition to the normal monthly operating expenses, the Company’s committed cash requirements for the three months ending February 28, 2011 will need to include $290,607 for website development services. A promissory note with Jeff Mills, a director and stockholder of the Company, has a balance due of $136,113 at November 30, 2010, and is payable upon demand.  The Company intends to pay the balance of the note prior to February 28, 2011.  From December 1, 2010, to January 13, 2011, the Company has received cash proceeds of $77,000 from stock subscription receivables and will continue to collect on its remaining stock subscription receivables to fund its operations.

As of November 30, 2010, the Company has the following stock subscription agreements outstanding of which the majority is due from a related party:

2005 Agreements

Material terms of the subscription agreements received by the Company on December 30, 2005 for 4,733,333 restricted common shares at $0.75 per share (total value of $3,550,000) are as follows:

•

Payment is due in full in 60 months.

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•

At 24 months, the Company can demand at its option, monthly 1/36 payments on the subscription agreement.

•

The Company has the option to charge simple annual interest of up to 4%.

•

The Company will provide downside protection of up to 30% of the stock price upon conversion.

The outstanding balance owed on the 2005 subscription agreements at November 30, 2010 is $405,388.  The Company recognizes that this receivable is now past due and deems it to be fully collectable and it intends to do so.

2007 Agreements

On October 5, 2007, the Company received subscriptions for 1,300,000 restricted common shares at $2.50 per share (total value of $3,250,000).  Significant terms of the original subscription agreement are as follows:

•

The price per share of $2.50 was based on the closing price on October 4, 2007.

•

At 24 months, 1/36 payments are due monthly.

•

The Company, at its option, may call up to 1/12 of the gross receivable per month if the preceding 30 day average trading price is at or above $7.00 a share with minimum trading volume of 5,000 shares per day.

•

If the purchaser sells these common shares, the purchaser shall be entitled to an amount equal to 200% of the original purchase price of each share and the Company shall be entitled to 50% of any additional net sales proceeds from the stock sale.

On February 25, 2010, due to the recent economic downturn and the market value decline of the Company’s stock, which was trading below $2.50 per share, the Company amended the pricing terms of the subscription agreements received by the Company on October 5, 2007.  The amendment changed the following significant terms of the subscription agreement:

The parties agree that the Initial Pricing terms in the Confidential Binding Term Sheet dated October 5, 2007 of the Agreement will be amended to state as follows:

1.

The Subscriber offers to purchase shares of the Company for $0.75 per share.  After the price adjustment, the revised total value of this subscription agreement is $975,000.

The following other provisions of the Initial Pricing and Final Pricing terms in the Confidential Binding Term Sheet dated October 5, 2007 of the Agreement will be deleted, and are not enforceable by either party:

•

Beginning October 5, 2009, 1/36 payments are due each month thereafter on the 5th of every month.

•

The Company at its option may call up to 1/12 of the (gross) receivable note per month if the preceding 30 day average trading price is at or above $7.00 a share.  Minimum trading volume must be 5,000 shares a day.

•

As total consideration for the purchase and sale of the Company’s stock, purchaser shall ultimately pay to the Company the following amount (the “Purchase Price”):

A.

Purchaser shall first be entitled to an amount equal to 200% of the face amount of each share.

B.

After the purchaser receives the amount in A above, the Company shall be entitled to 50% of any additional net sales proceeds of the stock.  Net sales proceeds shall mean the gross proceeds received from the sale of the stock, less reasonable brokerage commissions.

C.

Final adjusted net sales proceeds will be wired to the Company within 7 days from the final settlement of the sale of stock sold.

The outstanding balance owed on the revised 2007 subscription agreements at November 30, 2010 is $975,000.

2010 Agreement

Material terms of the subscription agreement received by the Company on June 22, 2010, for 400,000 restricted common shares at $0.75 per share (total value of $300,000) are as follows:

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•

Payment is due in full in 60 months.

•

At 24 months, the Company can demand at its option, monthly 1/36 payments on the subscription agreement.

•

The Company has the option to charge simple annual interest of up to 4%.

•

The Company will provide downside protection of up to 30% of the stock price upon conversion.

The outstanding balance owed on the 2010 subscription agreement at November 30, 2010 is $300,000.

Summary

As of November 30, 2010, the Company had stock subscription receivables of $1,680,388 and for the nine months ended November 30, 2010, the Company received stock subscription payments of $514,075.

The following table summarizes the stock subscription receivable, by quarter, at November 30, 2010:

Quarter Ended	Total Balance Due	Total Amount Collected	New Subscription Agreements		Amended Purchase Price (1)	Participatory Rights in the Proceeds of the Resales Collected	Amount of Downside Protection Provided
May 31, 2009	$4,476,963					-	-
August 31, 2009	4,371,463	$105,500				-	-
November 30, 2009	4,312,963	58,500				-	-
February 28, 2010	1,894,463	143,500			2,275,000	(2)	-
May 31, 2010	1,535,513	358,950
August 31, 2010	1,763,013	72,500	$ 300,000	(3)
November 30, 2010	1,680,388	82,625

(1)

Amendment to the terms of the subscription agreements received by the Company on October 5, 2007 for 1,300,000 restricted common shares reducing the price paid per share from $2.50 to $0.75.

(2)

The participatory right terms of the original subscription agreements were cancelled on February 25, 2010.

(3)

New subscription agreement received on June 22, 2010.

The Company has not exercised its rights, per the 2005 subscription agreements, to demand monthly 1/36 payments or to charge up to 4% interest on the subscription amounts outstanding and they have provided no “downside protection” to the subscribers.  The “downside protection” in the terms for the 2005 subscription agreements requires the Company to reimburse the subscription holder up to 30% of the $.75 purchase price, or $.225, if the market price of the stock is below $.75 when converted. The protection may be provided in additional shares if necessary.  For the nine month period ended November 30, 2010, there was no downside protection provided because the stock price did not go below $.75 when converted.  The subscription agreements do not define the term “when converted.”  The Company has taken the position that if at the time that a purchaser makes a payment in full for the shares under a subscription agreement and the closing price of the shares of the Company’s stock is less than $.75, the shareholder would be entitled to up to 30% additional shares, depending on the trading share price.  Once the subscription shares have been paid for in their entirety, the downside protection ceases.

In summary, we believe our current cash reserves, the amounts we expect to collect on our outstanding stock subscription receivables and proceeds from the sale of our common stock to Auctus Private Equity Fund, LLC per the drawdown equity financing agreement that the Company signed on December 3, 2010 should be sufficient to enable us to operate for the next 12 months. In the event that we are unable to collect in the future our stock subscription receivables as needed or if the Company is unable to receive an effective S-1 registration statement from the SEC, we would be forced to reduce operating expenses and/or cease operations altogether.

Critical Accounting Policies

The discussion and analysis of DigitalTown, Inc.’s financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. Management reviews its estimates on an ongoing basis. Management bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the

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basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. While DigitalTown Inc.’s significant accounting policies are described in more detail in Note 2 to its financial statements, management believes the following accounting policies to be critical to the judgments and estimates used in the preparation of its financial statements:

Intangible Assets – Domain Names/Website Development Costs

Domain name costs are accounted for in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC 350-30) guidance pertaining to Intangibles-Goodwill and Other, Website Development Costs.  Certain modules and components of the Company’s overall website development are ready for their intended use and the Company’s resulting websites are currently operational. Accordingly, the annual domain name renewal fees are currently being amortized over one year and the purchase of any new domain names are capitalized.  Previously, during the infrastructure development stage of its websites, the Company capitalized the purchase of new domain names and the annual domain name renewal fees. Since the ownership of each domain name can be renewed for a nominal renewal fee each year prior to their expiration date, the useful lives of the domain names are deemed to be indefinite and no amortization of the capitalized costs for the domain names will be recorded.

Website development costs are accounted for in accordance with the FASB Accounting Standards Codification (ASC 350-30) guidance pertaining to Intangibles-Goodwill and Other, Internal-Use Software which requires that all internal and external costs incurred to develop the internal-use software necessary to operate the websites be capitalized.  The guidance further states, amortization should begin when an individual module or component of the overall internal-use software is ready for its intended use.  The cost of such module or component will be amortized on a straight-line basis over its estimated useful life, as determined by the Company, after taking into account the effects of obsolescence, technology, competition and other economic factors.  The Company has components of its website development that are operational and are being amortized on a straight-line basis over a three year life.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment and intangible assets – domain names/website development costs are reviewed for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Stock-Based Compensation

The Company measures and recognizes compensation expense for all stock-based payment awards made to employees and directors on a straight-line basis over the respective vesting period of the awards.  The compensation expense for the Company's stock-based payments is based on estimated fair values at the time of the grant of the portion of stock-based payment awards that are ultimately expected to vest.

The Company estimates the fair value of stock-based payment awards on the date of grant using the Black-Scholes option pricing model. This option pricing model involves a number of assumptions, including the expected lives of stock options, the volatility of the public market price for the Company's common stock and interest rates.

Recently issued accounting pronouncements:

In January 2010, the FASB issued Improving Disclosures About Fair Value Measurements, which requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair- value measurements. This guidance

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is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010. The adoption of this guidance did not have an impact on our financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below is certain information concerning each of the directors and executive officers of DigitalTown, Inc.

Name	Age	Position
Richard A. Pomije	55	Chairman, Chief Executive Officer, & Secretary/Treasurer
Paul R. Gramstad (1)	50	Chief Financial Officer
Jeffrey L. Mills	49	Director
Pierce McNally	62	Director
Donald M. Fisher	56	Director
Mark Turner	36	Director(2)

(1)

Mr. Gramstad is a contract CFO and not an employee of the Company

(2)

Appointed August 9, 2010.

Biographical information:

RICHARD A. POMIJE was appointed Chief Executive Officer on August 21, 2009.  Mr. Pomije has been with DigitalTown, Inc. since 1982 and has served as President, Secretary, Treasurer, and a director since 1996.  He had previously served in such positions from 1983 through 1992.  Mr. Pomije's primary responsibilities include overall strategic planning.  Mr. Pomije holds a degree in Communication Technology, Audio Technology and Technical Services from Brown Institute.  Mr. Pomije also received a First Class FCC license with radar endorsement.

PAUL R. GRAMSTAD was appointed Chief Financial Officer on July 2, 2009.  For the past five years Mr. Gramstad has worked as a financial consultant and for the past three years has been responsible for the Company’s financial reporting and accounting function and continues in that role as their contract CFO.  Prior to that, he owned and operated a tax business, and held a number of senior level financial positions in the accounting and finance area.  Mr. Gramstad is a 1983 graduate of Gustavus Adolphus College and a Certified Public Accountant.

JEFFREY L. MILLS became a director in December 2003.  Mr. Mills has worked for Xerox Corporation for the past 23 years in various operation and sales positions.  He has also served as director for one private company and has served as president, owner and operator of various business ventures.  Mr. Mills is a 1984 graduate of the University of Northern Iowa and has held several securities licenses.

PIERCE MCNALLY became a director in March 2007.  For the past nine years, Mr. McNally has been a senior attorney at Gray Plant Mooty, a Minneapolis law firm, practicing in the areas of business law and entrepreneurial services.  Mr. McNally has extensive experience with small-cap, publicly traded companies and private startup and emerging companies.  An attorney and experienced investment and merchant banker, Mr. McNally has been active with start-up and small-cap growth companies in a variety of industries as a banker, investor, adviser, officer and director.  Currently, he serves as a director of several NASDAQ-listed and privately held companies throughout the United States, as a director of Rainy River Resources, Inc., a Minneapolis based

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private investment company and as Chief Strategic Officer and Legal Counsel for OutsourceOne, Inc. a Minneapolis based provider of employee benefit services and online supplemental insurance products.  Mr. McNally is a 1971 graduate of Stanford University and a 1978 graduate of the University of Wisconsin Law School.

DONALD M. FISHER became a director on January 21, 2010.  Since 2007, Mr. Fisher has served as the Director of Strategic Services at the Active Network focusing on the web and new media, including substantial work in the areas of syndication, aggregation, search engine marketing and community building.  From 2003-2007, he was a principal at Talisman Interactive.  Mr. Fisher is a seasoned marketing and sales executive with substantial experience in business to business and business to consumer marketing.  He has lead two separate firms to the ranks of the Philly 100 Fastest Growing Companies.  Mr. Fisher is a graduate of the University of Pennsylvania.

MARK TURNER became a director on August 9, 2010. He is Director of Strategic Relationships for Microsoft Corp. (NasdaqGS: MSFT), Media & Entertainment Group and has more than 13 years' experience in developing innovative business and technology solutions for global media companies.  He is based in Los Angeles.  Mark specializes in delivery of media to all types of devices and through traditional and new media paths - from the largest screens (Digital Cinema) down through HD (cable, broadcast and satellite TV), via the Web (streaming, download or corporate IP networks) and to mobiles and portable devices. His current responsibilities include building innovative business models with major studio and music label partners which cover the range of Microsoft's diverse media-facing solutions.  Mark also works as an industry expert to internal Microsoft business groups that are developing or refining products for the media industry, such as Xbox, Zune, Windows, Bing and MSN.  Mark holds a BA in Management Studies from the University of Leeds.  He is an active member of the Developing Platforms Committee for industry group - the Digital Entertainment Group (DEG), the Academy of TV Arts & Sciences (Interactive Media Chapter) and the Content Committee of the Consumer Electronics Association.

Directors are elected at the annual meeting of the stockholders and serve until their successors are elected and qualified.  Officers are elected by the Board of Directors and serve at the discretion of the Board of Directors or until their earlier resignation or removal.

Audit Committee

Mr. Mills and Mr. McNally currently serve as members of the Audit Committee.  This committee met twice during the last fiscal year.  The Audit Committee is responsible for assisting the Board of Directors with respect to its oversight of corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company.  The Board has named Jeff Mills as the "audit committee financial expert" as defined by Item 401(h)(2) of Regulation S-K under the Securities Act of 1933.  The Company acknowledges that the designation of Mr. Mills as the “audit committee financial expert” does not impose on Mr. Mills any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Mills as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.

DIRECTOR AND OFFICER COMPENSATION

The following table sets forth the compensation paid for services rendered during the fiscal years ended February 28, 2010 and 2009, to the Principal Executive Officer, Principal Financial Officer and Chief Executive Officer.  There were no other compensated officers in fiscal 2010.

Summary Compensation Table

Name and Principal Position		Fiscal year	Salary	Stock Option Awards (1)	Other Annual Compensation (2), (3), (4)	Total Compensation
Richard Pomije, Principal Executive Officer (PEO), CEO & Chairman	(5)	2010	$209,161	$ -	$ 46,075	$ 255,236
		2009	$226,731	$ -	$ 36,224	$ 262,955

John A. Witham, Principal Financial Officer (PFO) & CFO	(6)	2010	$ 5,150	$ -	$ -	$ 5,150

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		2009	$ 73,750	$ 341,242	$ -	$ 414,992

Paul R. Gramstad, Principal Financial Officer (PFO) & CFO	(7)	2010	$ 23,400	$ 49,010	$ -	$ 72,410
		2009	$ 33,340	$ 96,126	$ -	$ 129,466

Jan K. Andersen, CEO/Director	(8)	2010	$ 41,538	$ -	$ -	$ 41,538
		2009	$ 7,692	$ 835,216	$ -	$ 842,908

(1)

The amounts shown are the aggregate grant date fair values of these awards computed in accordance with Financial Accounting Standards Board (“FASB”) guidance now codified as Accounting Standards Codification (“ASC”) FASB ASC Topic 718, “Stock Compensation” (formerly under FASB Statement No. 123(R)).  The assumptions and methodologies used to calculate these amounts are discussed in Note 6 in the Notes to Financial Statements contained elsewhere in this Prospectus.  The SEC’s disclosure rules previously required that we present stock award and option award information for 2009 based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards (which meant, in effect, that in any given year we could recognize for financial statement reporting purposes amounts with respect to grants made in that year as well as with respect to grants from past years that vested in or were still vesting during that year).  However, recent changes in the SEC’s disclosure rules require that we now present the stock award and option award amounts in the applicable columns in the table above with respect to 2009 on a similar basis as the 2010 presentation using the grant date fair value of the awards granted during the corresponding year, regardless of the period over which the awards are scheduled to vest. Since this requirement differs from the SEC’s past disclosure rules, the amounts reported in the table above for stock awards and option awards for 2009 differ from the amounts previously reported in our Summary Compensation Table for that year.  As a result, to the extent applicable, each named executive officer’s total compensation amount for 2009 may differ from the amount previously reported in our Summary Compensation Table for that year.

(2)	Automobile expenses - Richard A. Pomije FY2010 $11,497 FY2009 $11,531
(3)	Board member fees –Richard A. Pomije FY2010 $6,844 paid with issuance of restricted common stock FY2009 $6,000 paid with issuance of restricted common stock
(4)	Medical insurance –Richard A. Pomije FY2010 $27,734 FY2009 $18,693
(5)	Richard A. Pomije was appointed CEO on August 21, 2009
(6)	John A. Witham was appointed as contract CFO/PFO on September 16, 2008 and resigned on July 2, 2009.
(7)	Paul R. Gramstad was appointed contract CFO/PFO on July 2, 2009
Paul R. Gramstad was appointed contract Controller on September 16, 2008
(8)	Jan K. Andersen was appointed as CEO on January 27, 2009 and dismissed on August 21, 2009.

26

OPTIONS GRANTED IN THE LAST FISCAL YEAR

The following table sets forth information regarding options granted to the named executive officers and directors during the year ended February 28, 2010.

Grants of Plan-Based Awards

Name	Grant Date	Number of shares - Underlying options granted	Exercise Price ($/Share)	Grant Date Fair Value	Expiration Date
Jeffrey L. Mills (director)	12/23/2009	110,000	$1.75	$107,822	12/23/2014
Donald M. Fisher (director)	12/23/2009	100,000	$1.75	$98,020	12/23/2014
John A. Witham (director)(1)	12/23/2009	100,000	$1.75	$98,020	12/23/2014
Paul R. Gramstad (officer)	12/23/2009	50,000	$1.75	$49,010	12/23/2014

(1)

John A. Witham is deceased

The following options were granted to named executive officers and directors during the interim period from March 1, 2010 to January 20, 2011:

Name	Grant Date	Number of shares - Underlying options granted	Exercise Price ($/Share)	Grant Date Fair Value	Expiration Date
Mark Turner (director)	8/9/2010	200,000	$1.72	$228,540	8/9/2015
Jeffrey L. Mills (director)	12/2/2010	100,000	$1.75	$149,188	12/2/2015
Donald M. Fisher (director)	12/2/2010	100,000	$1.75	$149,188	12/2/2015
Paul R. Gramstad (officer)	12/2/2010	50,000	$1.75	$74,594	12/2/2015
Pierce McNally (director)	12/2/2010	50,000	$1.75	$74,594	12/2/2015

OUTSTANDING OPTIONS AT FISCAL YEAR-END

The following table provides information relating to the number of shares of common stock subject to options held by the named executive officers and directors as of February 28, 2010.

27

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Unexercised Options Exercisable	Number of Unexercised Options Unexercisable	Option Exercise Price ($/share)	Option Expiration Date
Richard A. Pomije (officer)	2,500,000	0	$1.725	9/6/2011
Paul R. Gramstad (officer)	50,000	0	$1.750	12/23/2014
Paul R. Gramstad (officer)	25,000	0	$4.250	8/25/2013
Jeffrey L. Mills (director)	40,000	0	$1.725	9/6/2011
Jeffrey L. Mills (director)	110,000	0	$1.750	12/23/2014
Pierce McNally (director)	100,000	0	$1.725	9/6/2011
Gary Hall (director)(2)	150,000	0	$4.500	7/26/2012
John A. Witham (director)(1)	100,000	0	$1.750	12/23/2014
Donald M. Fisher (director)	100,000	0	$1.750	12/23/2014

(1)

John A. Witham is deceased.

(2)

Gary Hall resigned August 9, 2010.

The following table provides information relating to the number of shares of common stock subject to options held by the named executive officers and directors as of January 20, 2011:

Name	Number of Unexercised Options Exercisable	Number of Unexercised Options Unexercisable	Option Exercise Price ($/share)	Option Expiration Date
Richard A. Pomije (officer)	2,500,000	0	$1.725	9/6/2011
Paul R. Gramstad (officer)	0	50,000	$1.750	12/2/2015
Paul R. Gramstad (officer)	50,000	0	$1.750	12/23/2014
Paul R. Gramstad (officer)	25,000	0	$4.250	8/25/2013
Jeffrey L. Mills (director)	40,000	0	$1.725	9/6/2011
Jeffrey L. Mills (director)	110,000	0	$1.750	12/23/2014
Jeffrey L. Mills (director)	50,000	50,000	$1.750	12/2/2015
Pierce McNally (director)	100,000	0	$1.725	9/6/2011
Pierce McNally (director)	0	50,000	$1.750	12/2/2015
Mark Turner (director)	67,000	133,000	$1.720	8/9/2015
Donald M. Fisher (director)	50,000	50,000	$1.750	12/2/2015
Donald M. Fisher (director)	100,000	0	$1.750	12/23/2014

OPTIONS EXERCISED BY THE EXECUTIVE OFFICERS AND DIRECTORS IN THE LAST FISCAL YEAR and through January 20, 2011.

None.

28

DIRECTORS' COMPENSATION

The Company currently pays its directors a $500 monthly fee which the Company has the option to pay with the issuance of restricted common stock.  Richard A. Pomije’s director fees compensation is reported in the above Summary Compensation Table.  For the fiscal year ended February 28, 2010, the Company issued the following restricted common stock valued at $32,391 for the payment of directors’ fees:

On May 20, 2009, the Company issued 3,000 restricted common shares at $2.00 per share, valued at $6,000, to four directors of the Company for payment of director fees.

On August 20, 2009, the Company issued 4,612 restricted common shares at $1.30 per share, valued at $6,000, to four directors of the Company for payment of director fees.

On November 25, 2009, the Company issued 6,250 restricted common shares at $1.20 per share, valued at $7,500, to five directors of the Company for payment of director fees.

On February 24, 2010, the Company issued 10,313 restricted common shares at $1.25 per share, valued at $12,891, to six directors of the Company for payment of director fees.

The following table summarizes the payment of director fees for the year ended February 28, 2010:

Director Compensation Table

Name	Stock Awards	Option Awards	Prepaid Fees at February 28, 2010	Total
Jeffrey L. Mills	$ 6,000	$ 107,822	$ 844	$ 114,666
Pierce McNally	$ 6,000	$ -	$ 844	$ 6,844
Gary Hall(2)	$ 6,000	$ -	$ 844	$ 6,844
John A. Witham(1)	$ 3,000	$ 98,020	$ 844	$ 98,864
Donald M. Fisher	$ 750	$ 98,020	$ 423	$ 98,443
Mark Turner	-	-	-	-

(1)

John A. Witham is deceased.

(2)

Gary Hall resigned August 9, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 20, 2011, with respect to the number of shares of common stock beneficially owned by (i) each shareholder known by DigitalTown, Inc. to own beneficially 5% or more of the common stock; (ii) all officers and directors; and (iii) all directors and executive officers as a group. Unless otherwise noted, each person listed below has sole voting and investment power with respect to his shares. The address for each individual set forth below is 11974 Portland, Burnsville, MN 55337.

Name of Beneficial Owner (1)	Number of shares	Percentage of Outstanding Shares
Richard A. Pomije (CEO & chairman)	20,689,818(2)	67.76%(2)
Paul R. Gramstad (CFO)	95,680(3)	.34%(3)

29

Jeffrey L. Mills (director)	771,347(4)	2.73%(4)
Pierce McNally (director)	122,594(5)	.44%(5)
Donald M. Fisher (director)	154,004(6)	.55%(6)
Mark Turner (director)	71,517(7)	.25%(7)
Thomas B. Pomije	2,051,349	7.32%
All directors and executive officers as a group	21,904,987	70.38%

Common shares issued and outstanding as of January 20, 2011 were 28,027,213.

(1)

The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Commission and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days, per rule 13d-3(d)(1) under the Securities and Exchange Act of 1934.

(2)

Includes the right to acquire 2,500,000 shares through the exercise of stock options within 60 days of January 20, 2011.

(3)

Includes the right to acquire 75,000 shares through the exercise of stock options within 60 days of January 20, 2011.

(4)

Includes the right to acquire 200,000 shares through the exercise of stock options within 60 days of January 20, 2011.

(5)

Includes the right to acquire 100,000 shares through the exercise of stock options within 60 days of January 20, 2011.

(6)

Includes the right to acquire 150,000 shares through the exercise of stock options within 60 days of January 20, 2011.

(7)

Includes the right to acquire 67,000 shares through the exercise of stock options within 60 days of January 20, 2011.

Section 16 Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated there under require the Company's officers, directors, and holders of 5% or more of its outstanding common stock to file certain reports with the Securities and Exchange Commission (the "Commission"). To the Company's best knowledge, based solely on information provided by the reporting individuals, all of the reports required to be filed by these individuals were filed.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation’s directors to the corporation or its stockholders to the fullest extent permitted by law.  The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

Described below are transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets for the last three completed fiscal years, and in which any of our directors, nominee directors, executive officers, security holders who beneficially own 5% or more of our voting securities, and any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest. We believe that terms of each transaction below were comparable to those obtainable from unaffiliated third parties.

DigitalTown, Inc. leases from Jeff Mills, a director and stockholder of the Company, approximately 2,650 square feet of space used for offices and operations equipment storage at 11974 Portland Avenue, Burnsville, Minnesota at a monthly rent of $2,650 for a five year term which commenced on December 16, 2006.  The Company has the option to renew for an additional term of one year at a monthly rent of $3,650.  The future rent obligations of this lease as of February 28, 2010 totaled $56,975.

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this Prospectus.  This Prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company and the statements we have made in this Prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC.  Our registration statement and the referenced exhibits can also be found on this site.

31

FINANCIAL INFORMATION

DIGITALTOWN, INC.

Table of Contents

ITEM:	PAGE:
FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED FEBRUARY 28, 2010 and 2009

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets	F-2

Consolidated Statements of Operations	F-3

Statements of Shareholders’ Equity	F-4

Consolidated Statements of Cash Flows	F-5

Notes to the Financial Statements	F-6 to F-18

FINANCIAL STATEMENTS FOR THE THIRD QUARTER ENDED NOVEMBER 30, 2010

Consolidated Balance Sheets	F-19

Consolidated Statements of Operations	F-20

Consolidated Statements of Cash Flows	F-21

Notes to the Financial Statements	F-22 to F-33

32

DigitalTown, Inc.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

FEBRUARY 28, 2010 AND 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

DigitalTown, Inc.

We have audited the accompanying consolidated balance sheets of DigitalTown, Inc. as of February 28, 2010 and 2009, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DigitalTown, Inc. as of February 28, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Moquist Thorvilson Kaufmann Kennedy & Pieper LLC

Edina, Minnesota

May 28, 2010

DigitalTown, Inc.

CONSOLIDATED BALANCE SHEETS

ASSETS
	February 28,
	2010	2009
Current assets:
Cash	$ 34,178	$ 43,914
Prepaid domain name renewal fees	54,825	-
Prepaid expense	20,000	-
Total current assets	109,003	43,914
Property and equipment, net	1,719	4,022
Intangible assets, net	830,177	810,267
Total assets	$ 940,899	$ 858,203
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 55,412	$ 27,565
Loan from director/stockholder	137,370	102,767
Other liability	15,000	-
Accrued payroll	2,563	12,473
Deferred officer compensation	21,723	-
Total current liabilities	232,068	142,805
Commitments and contingencies
Stockholders’ equity:
Common stock, $.01 par value, 2,000,000,000 shares authorized, 27,476,246 and 27,166,862 shares issued and outstanding at February 28, 2010 and 2009, respectively	274,759	271,665
Additional paid-in-capital	20,894,677	22,271,789
Subscription receivable	(1,894,463)	(4,506,963)
Accumulated deficit	(18,566,142)	(17,321,093)
Total stockholders’ equity	708,831	715,398
Total liabilities and stockholders’ equity	$ 940,899	$ 858,203

The accompanying notes are an integral part of these consolidated financial statements.

DigitalTown, Inc

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended February 28,
	2010	2009
Revenues	$ 7,511	$ -

Cost of revenues	170,890	-

Loss from operations	(163,379)	-

Operating expenses:
Selling, general and administrative expenses	1,073,960	2,958,069
Income (loss) from operations	(1,237,339)	(2,958,069)
Other income (expense):
Interest expense	(9,526)	(7,742)
Other income	1,816	1,749
Total other income (expense)	(7,710)	(5,993)

Net loss before income taxes	(1,245,049)	(2,964,062)
Income tax provision	-	-
Net loss	$ (1,245,049)	$ (2,964,062)

Net loss per common share – basic and diluted	$ (0.05)	$ (0.11)

Weighted average common shares outstanding – basic and diluted	27,350,072	27,125,928

The accompanying notes are an integral part of these consolidated financial statements.

DigitalTown, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

Years Ended February 28, 2010 and 2009

	Common Stock		Additional
			Paid-In	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total
Balance February 29, 2008	27,081,750	$270,812	$19,737,494	$(5,030,795)	$(14,357,031)	$620,480
Cancelation of common stock issued previously for payment of outstanding accounts payable	(10,690)	(106)	(30,894)	-	-	(31,000)
Issuance of common stock at $2.60 and $2.90 per share	39,975	400	106,740	-	-	107,140
Payments received on subscription agreements	-	-	-	523,832	-	523,832
Stock based compensation	-	-	2,322,935	-	-	2,322,935
Common stock issued for director fees	8,952	90	21,910	-	-	22,000
Stock options exercised	46,875	469	113,604	-	-	114,073
Net loss	-	-	-	-	(2,964,062)	(2,964,062)
Balance February 28, 2009	27,166,862	271,665	22,271,789	(4,506,963)	(17,321,093)	715,398
Issuance of common stock at $1.50 per share	223,001	2,230	332,270	-	-	334,500
Payments received on subscription agreements	-	-	-	337,500	-	337,500
Amendment of subscription agreements (Note 11)	-	-	(2,275,000)	2,275,000	-	-
Stock based compensation	-	-	462,552	-	-	462,552
Common stock issued for director fees	24,175	242	32,149	-	-	32,391
Common stock issued for deferred compensation	62,208	622	70,917	-	-	71,539
Net loss	-	-	-	-	(1,245,049)	(1,245,049)
Balance February 28, 2010	27,476,246	$274,759	$20,894,677	$(1,894,463)	$(18,566,142)	$708,831

The accompanying notes are an integral part of these consolidated financial statements.

DigitalTown, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended February 28,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (1,245,049)	$ (2,964,062)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation	2,303	2,493
Amortization of website development cost	5,208	-
Stock based compensation expense	462,552	2,322,935
Non-cash stock issued for director fees	32,391	22,000
Non-cash stock issued for deferred compensation	71,539	-
Gain on sale of asset	-	(55)
Changes in operating assets and liabilities:
Other receivables	-	70,528
Prepaid domain name renewal fees	(54,825)	-
Prepaid expense	(20,000)	-
Accounts payable	27,847	(104,118)
Accrued expenses:
Accrued payroll	(9,910)	(1,828)
Accrued interest	-	(11,156)
Deferred officer compensation	21,723	-
Deferred revenue	15,000	-
Net cash used in operating activities	(691,221)	(663,263)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	-	(167)
Proceeds from sale of asset	-	444
Purchase of intangible asset – website development	(23,349)	-
Purchase of intangible assets – domain names	(1,769)	(3,713)
Payments made for renewal of domain names	-	(204,360)
Net cash used in investing activities	(25,118)	(207,796)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan – director/stockholder	39,482	145,000
Payments on loan – director/stockholder	(4,879)	(42,233)
Payments received on stockholder subscription receivables	337,500	523,832
Proceeds from issuance of common stock	334,500	107,140
Proceeds from exercise of stock options	-	114,073
Net cash provided by financing activities	706,603	847,812

Net change in cash and cash equivalents	(9,736)	(23,247)
Cash and cash equivalents, beginning of period	43,914	67,161
Cash and cash equivalents, end of period	$ 34,178	$ 43,914

The accompanying notes are an integral part of these consolidated financial statements.

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2010 and 2009

Note 1. Nature of Business and Summary of Significant Accounting Policies:

Nature of Business

The Company was founded in 1982 under the laws of the State of Minnesota as Command Small Computer Learning Center, Inc., a computer training company and operated under several different names in the computer hardware and training sector. In 2005, the Company began acquiring domain names.  On March 1, 2007, the Company changed its name to DigitalTown, Inc. and began developing a business plan to develop their platform and monetize their domain names. The Company’s headquarters are located at 11974 Portland Avenue, Burnsville, MN 55337, and its telephone and facsimile numbers are (952) 890-2362 and (952) 890-7451, respectively. The Company's Internet address is www.digitaltown.com.   The company is traded in the over-the- counter market under the ticker DGTW.

The Company has sustained losses and negative cash flows from operations and expects these conditions to continue into the foreseeable future.  At February 28, 2010, the Company had an accumulated deficit of $18,566,142.  Subsequent to February 28, 2010, the Company has received cash proceeds totaling approximately $358,950 from its stock subscription receivable.  The Company anticipates that existing cash, stock subscription proceeds received to date, expected future proceeds from its stock subscription receivable and any additional financing needed through the sale of its common stock or other equity-based securities will be sufficient to meet its working capital and capital expenditures needs through at least February 28, 2011.  In the event that we are unable to obtain additional capital in the future, we would be forced to reduce operating expenses and/or cease operations altogether.

Principles of Consolidation

The Company files consolidated financial statements that include its wholly-owned subsidiary Tiger Media. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and has been earned.  Revenue is generated from commerce based transactions generated from our websites and display of graphical advertisements (“display advertising”).

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts payable, accrued expenses and note payable.  The Company considers the carrying value of its financial instruments in the financial statements to approximate fair value due to their short-term nature.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less when purchased to be cash equivalents.  As of February 28, 2010, the Company had no cash equivalents.

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2010 and 2009

Intangible Assets – Domain Names/Website Development Costs

Domain name costs are accounted for in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC 350-30) guidance pertaining to Intangibles-Goodwill and Other, Website Development Costs.  Certain modules and components of the Company’s overall website development are ready for their intended use and the Company’s resulting websites are currently operational. Accordingly, the annual domain name renewal fees are currently being amortized over one year and the purchase of any new domain names are the only amounts being capitalized.  Previously, during the infrastructure development stage of its websites, the Company capitalized the purchase of new domain names and the annual domain name renewal fees. Additionally, since the ownership of each domain name can be renewed for a nominal renewal fee each year prior to their expiration date, the useful lives of the domain names are deemed to be indefinite and no amortization of the capitalized costs for the domain names will be recorded.

Website development costs are accounted for in accordance with the FASB Accounting Standards Codification (ASC 350-30) guidance pertaining to Intangibles-Goodwill and Other, Internal-Use Software which requires that all internal and external costs incurred to develop the internal-use software necessary to operate the websites be capitalized.  The guidance further states, amortization should begin when an individual module or component of the overall internal-use software is ready for its intended use.  The cost of such module or component will be amortized on a straight-line basis over its estimated useful life, as determined by the Company, after taking into account the effects of obsolescence, technology, competition and other economic factors.  The Company has components of its website development that are operational and are being amortized on a straight-line basis over a three year life.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment and intangible assets – domain names/website development costs are reviewed for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Property and Equipment

Property and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives, ranging from three to five years. Leasehold improvements are amortized over the shorter of the useful life or the term of the related lease. Repairs and maintenance costs are expensed as incurred; major renewals and improvements are capitalized.  As items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operating income.

Income Taxes

The Company accounts for income taxes by following an asset and liability approach to financial accounting and reporting for income taxes. Accordingly, deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount in the financial statements. Deferred tax amounts are determined using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted tax law. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change in deferred tax assets and liabilities during the period.  The Company has three open years of tax returns subject to examination.

The Company follows the recognition of a financial statement benefit of a tax position only after determining that the relevant tax authority would more-likely-than-not sustain the position following an audit. For tax positions

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2010 and 2009

meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Stock-Based Compensation and Warrants

The Company measures and recognizes compensation expense for all stock-based payment awards made to employees and directors on a straight-line basis over the respective vesting period of the awards.  The compensation expense for the Company's stock-based payments is based on estimated fair values at the time of the grant of the portion of stock-based payment awards that are ultimately expected to vest.

The Company estimates the fair value of stock-based payment awards on the date of grant using the Black-Scholes option pricing model. This option pricing model involves a number of assumptions, including the expected lives of stock options, the volatility of the public market price for the Company's common stock and interest rates.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) and items defined as other comprehensive income (loss). Items defined as other comprehensive income (loss) include such items as foreign currency translation adjustments and unrealized gains (losses) on certain marketable securities. For the years ended February 28, 2010 and 2009, the Company had no items defined as other comprehensive income (loss).

Cash Deposits in Excess of Federally Insured Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are insured by the Federal Deposit Insurance Company up to $250,000.  At February 28, 2010, the Company had no uninsured cash balances.

Advertising

Advertising costs are charged to operations when incurred.  The Company did not incur any advertising expense during the years ended February 28, 2010 and 2009.

Recently Issued Accounting Pronouncements

In December 2009, the FASB issued guidance on the qualitative approach to identifying a controlling financial interest in a variable interest entity (“VIE”), and requires ongoing assessment of whether an entity is a VIE and whether an interest in a VIE makes the holder the primary beneficiary of the VIE. This guidance is effective for annual reporting periods beginning after November 15, 2009. The Company does not expect the adoption of Accounting Standards Update (“ASU”) 2009-17 to have a material impact on its financial statements.

In January 2010, the FASB issued Improving Disclosures About Fair Value Measurements, which requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair- value measurements. This guidance is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010. The Company does not expect the adoption of this guidance to have a material impact on its financial statements.

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2010 and 2009

Note 2. Property and Equipment

Property and equipment are as follows:

	February 28,
	2010	2009
Office equipment and furniture	$ 480,636	$ 480,636
Less accumulated depreciation	(464,279)	(461,976)
Less impairment of equipment	(14,638)	(14,638)
	$ 1,719	$ 4,022

Depreciation expense for the fiscal years ended February 28, 2010 and 2009 was $2,303 and $2,493, respectively.

Note 3. Intangible Assets

Intangible assets, net are as follows:

	February 28,
	2010	2009
Domain names	$ 812,036	$ 810,267
Website development costs	23,349	-
Less accumulated amortization	(5,208)	-
	$ 830,177	$ 810,267

During the twelve months ended February 28, 2010 and 2009, the Company capitalized $1,769 and $3,713, respectively, of additional domain name purchases.  Since the useful life of the domain names is deemed to be indefinite, no amortization has been recorded.

During the twelve months ended February 28, 2010, the Company incurred $214,314 of annual domain name renewal fees and has expensed $159,489 to cost of revenues on a straight line basis and has recorded the remaining $54,825 as prepaid expense as of February 28, 2010. During the twelve months ended February 28, 2009, the Company was still in the development stage of its websites and had capitalized $204,360 of annual domain name renewal fees and thus no cost of revenue or prepaid expense was recorded.

During the twelve months ended February 28, 2010, the Company capitalized $23,349 of website development costs.  The Company has determined that these costs pertain to a component that is ready for its intended use and have an estimated useful life of three years.  During the twelve months ended February 28, 2010, the Company recorded $5,208 of website development amortization expense pertaining to this component to cost of revenues in the Company’s consolidated statement of operations.

Future amortization expense at February 28, 2010 is as follows:

February 28, 2011	$ 7,783
February 28, 2012	7,783
February 28, 2013	2,575
$ 18,141

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2010 and 2009

Note 4. Deferred Officer Compensation

Richard Pomije, the CEO and Chairman of the Company, has elected to forego a portion of his salary at various times due to limited operating funds.  These amounts do not accrue interest and are due and payable as funds become available in the future.  On January 25, 2010, the Company issued 62,208 restricted common shares at $1.15 per share, valued at $71,539, to pay the entire deferred compensation balance accrued as of December 31, 2009.  The total balance owed as of February 28, 2010 is $21,723.

Note 5. Stockholders’ Equity

Fiscal 2010 Stock Transactions

On February 24, 2010, the Company issued 10,313 restricted common shares at $1.25 per share, valued at $12,891, to six directors of the Company for payment of director fees.

On January 25, 2010, the Company issued 62,208 restricted common shares at $1.15 per share, valued at $71,539, to Richard Pomije, the CEO and Chairman of the Company for payment of deferred compensation.

On November 25, 2009, the Company issued 6,250 restricted common shares at $1.20 per share, valued at $7,500, to five directors of the Company for payment of director fees.

From May 2009 to November 2009, the Company entered into stock purchase agreements and issued 223,001 units (each unit consisting of one share of common stock and a two-year warrant to purchase one share of common stock at an exercise price of $4.00 per share) at a unit price of $1.50 per share, for total cash proceeds of $334,500.

On August 20, 2009, the Company issued 4,612 restricted common shares at $1.30 per share, valued at $6,000, to four directors of the Company for payment of director fees.

On May 20, 2009, the Company issued 3,000 restricted common shares at $2.00 per share, valued at $6,000, to four directors of the Company for payment of director fees.

Fiscal 2009 Stock Transactions

On February 28, 2009, the Company issued 3,000 restricted common shares at $2.00 per share, valued at $6,000, to four directors of the Company for payment of director fees.

During the quarter ended November 30, 2008, the Company issued 7,375 common shares at an average price of $1.72 per share for the exercise of stock options and received cash proceeds of $12,685.

On November 15, 2008, the Company issued 3,000 restricted common shares at $2.00 per share, valued at $6,000, to four directors of the Company for payment of director fees.

During the quarter ended August 31, 2008, the Company entered into stock purchase agreements and issued 29,285 restricted common shares at a price of $2.60 per share, for total cash proceeds of $76,140.

During the quarter ended August 31, 2008, the Company issued 39,500 common shares at an average price of $2.57 per share for the exercise of stock options and received cash proceeds of $101,388.

On August 28, 2008, the Company cancelled 10,690 common shares that were previously issued for payment of accounts payable for services.  The agreement with the vendor was cancelled and the shares were put back into treasury stock.  The accounts payable to this vendor was recorded back into the accounts payable aging and paid in

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2010 and 2009

cash accordingly.  That same day, the Company re-issued and sold the 10,690 common shares at $2.90 per share, valued at $31,000 to a current shareholder and received cash proceeds of $31,000.

On August 15, 2008, the Company issued 1,412 restricted common shares at $4.25 per share, valued at $6,000, to four directors of the Company for payment of director fees.

On May 16, 2008, the Company issued 1,540 restricted common shares at $2.60 per share, valued at $4,000, to four directors of the Company for payment of director fees.

Stock Warrants

As of February 28, 2010, the Company has a total of 223,001 stock purchase warrants outstanding with an exercise price of $4.00.  The warrants expire two years from their 2009 dates of issuance.  The weighted average remaining exercise period as of February 28, 2010 is 1.20 years.

Other

During the period from May 2007 to September 2007, holders of previously subscribed shares sold a portion of their shares to other subscription holders of the Company in order to pay the Company the remaining balance due on their subscription agreements.  A total of 827,092 shares had been sold and transferred to the new purchasers for a total purchase price of $1,842,108, which is due to the original subscription holder. The underlying original subscription receivable due the Company for these transferred shares totaled $620,319.  The entire $620,319 has been paid to the Company and has reduced the original investor’s stock subscription receivable accordingly.  Additionally, due to these shares being re-sold at prices in excess of the original face amount of the shares purchased, a portion of the proceeds is due back to the Company.  Per the 2005 stock subscription agreements, the seller of the subscribed shares is entitled to up to 200% of the face amount of each share sold and the Company is entitled to 50% of any additional proceeds of the stock in excess of that 200%.  As of February 28, 2010, no payments have been received and the Company’s $300,735 share of the proceeds from these sales has not been recorded in the stock subscription receivable balance.

On February 28, 2010, the Company cancelled the Final Pricing terms of the subscription agreements received by the Company on August 31, 2005 and December 30, 2005 pertaining to these sales.  The following terms of the agreements were cancelled:

•

After the purchaser receives 200% of the purchase price, the Company shall be entitled to 50% of any additional net sales proceeds of the stock.  Net sales proceeds shall mean the gross proceeds received from the sale of the stock, less reasonable brokerage commissions.

•

Final adjusted net sales proceeds will be wired to the Company within 7 days from the date of the final settlement of the sale of stock from the conversion of all of the outstanding debentures.

Therefore, as of February 28, 2010, the Company is no longer owed the $300,735 for their share of the additional proceeds from these sales.

In February 2010, the Company entered into an agreement with an investment banker to promote and sell shares of common stock to accredited and institutional investors.  In conjunction with the potential sale of shares of common stock, the investment banker will receive a 10% commission, be reimbursed for expenses, granted five-year warrants of the Company's common stock equal to 10% of the shares of common stock sold.  As of May 28, 2010, the Company has not received any proceeds from the sales of shares of common stock associated with this agreement.  In February 2010, the Company paid the investment banker $20,000 as an advance on expenses and any potential commission earned.  The Company has recorded the advance as a prepaid expense as of February 28, 2010.

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2010 and 2009

Note 6. Stock Options

The Company has one stock option plan called The 2006 Employee Stock and Option Plan. As of February 28, 2010, an aggregate of 5,000,000 shares of common stock may be granted under this plan determined by the Board of Directors. The stock options may be granted to directors, officers, employees, consultants and advisors of the Company.  Options granted under this plan are non-qualified stock options and have exercise prices and vesting terms established by the Board of Directors at the time of each grant.  Vesting terms of outstanding options range from immediate to two years from the grant date anniversary.  The terms of the options vary from two to five years from the date of grant.

The Company records its stock-based compensation arrangements calculating the fair value of share-based payments, including grants of employee stock options and employee stock purchase plan shares, to be recognized in the consolidated statement of operations based on their grant date fair values.  The fair value of the Company’s stock options have been estimated using the Black-Scholes pricing model, which requires assumptions as to expected dividends the options expected life, volatility and risk-free interest rate at the time of the grant.  The value of the portion of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite vesting periods in the Company’s consolidated statements of operations.

For stock options granted during the years ended February 28, 2010 and 2009, we utilized the following key assumptions in computing fair value using the Black-Scholes option-pricing model:

	Year ended February 28,
	2010	2009
Weighted-average volatility	186%	145%
Expected dividends	None	None
Expected term (in years)	5	5
Weighted-average risk-free interest rate	2.30%	2.62%
Weighted-average fair value of options granted	$1.05	$2.39

The Company recorded stock-based compensation expense of $462,552 and $2,322,935 for all outstanding options for the years ended February 28, 2010 and 2009, respectively.  This expense is included in selling, general and administrative expense. There was no tax benefit from recording this non-cash expense due to the Company having a full valuation allowance against its deferred tax asset. The compensation expense impacted the basic loss per common share for the years ended February 28, 2010 and 2009 by $0.02 and $0.09 respectfully. As of February 28, 2010, there remains $82,456 of total unrecognized compensation expense, which is expected to be recognized over future periods through December 31, 2010.

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2010 and 2009

The following table summarizes information about the Company’s stock options as of February 28, 2010 and changes during the year ended February 28, 2010:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contract Life (years)	Aggregate Intrinsic Value (1)
Outstanding February 28, 2008	3,422,500	$ 1.942	-	-
Granted	1,365,000	5.380	-	-
Canceled or expired	(262,625)	(2.083)	-	-
Exercised	(46,875)	(2.163)	-	-
Outstanding - February 28, 2009	4,478,000	$ 2.979	-	-
Granted	630,000	1.972	-	-
Canceled or expired	(1,105,000)	(4.770)	-	-
Exercised	-	-	-	-
Outstanding - February 28, 2010	4,003,000	$ 2.326	2.08	-
Exercisable at February 28, 2010	3,877,000	$ 2.310	2.04	-

(1)

The intrinsic value of an option is the amount by which the fair value of the underlying stock exceeds its exercise price.

The following table summarizes information about stock options outstanding as of February 28, 2010:

Exercise Price	Number Outstanding	Weighted Average Remaining Life (years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercisable Price
$1.73 - $1.75	3,070,000	1.96	$1.73	3,065,000	$1.73
$2.25 - $2.60	448,000	2.66	$2.40	382,000	$2.37
$3.00 - $4.50	385,000	2.93	$3.68	330,000	$3.79
$15.00	100,000	0.17	$15.00	100,000	$15.00
$1.73 - $15.00	4,003,000	2.08	$2.33	3,877,000	$2.31

Note 7. Related Party Transactions

The Company entered into a five year lease with Jeff Mills, a director/stockholder of the Company, for approximately 2,650 square feet of space used for offices and operations equipment storage at 11974 Portland Avenue, Burnsville, Minnesota.  The lease commenced on December 16, 2006 at a monthly rent of $2,650 for the five year term of the lease and contains an option to renew for an additional term of one year at a monthly rent of $3,650.  The Company’s lease payments made to the Jeff Mills for the years ended February 28, 2010 and February 28, 2009 totaled $31,800 and $31,800, respectively.

Future minimum lease payments at February 28, 2010 are as follows:

FY 2011	$ 31,800
FY 2012	25,175
$ 56,975

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2010 and 2009

Note 8. Loan from Director/Stockholder

On March 25, 2008, the Company signed an unsecured promissory note with Jeff Mills, a director and stockholder of the Company, for a working capital loan of $145,000, due on demand at an annual interest rate of 6.5%,. In May 2009, the annual interest rate was increased to 7.0%.  The outstanding balance of the loan as of February 28, 2010 and 2009, was $137,370 and $102,767, respectively.  For the fiscal years ended February 28, 2010 and 2009, the Company made principal payments of $4,879 and $42,233, respectively, and received additional advances of $39,482 and $0, respectively.  Interest expense incurred on this loan for the fiscal years ended February 28, 2010 and 2009 was $9,526 and $7,742, respectively.

Note 9. Income Taxes

At February 28, 2010, the Company had net operating loss carryforwards of approximately $7,380,000. The net operating loss carryforwards are available to offset future taxable income through 2029 and may be subject to the limitations under Section 382 of the Internal Revenue Code if significant changes in the equity ownership of the Company have occurred.

The Company has recorded a full valuation allowance against its net deferred tax asset due to the uncertainty of realizing the related net benefits as follows:

	2010	2009
Deferred tax assets:
Net operating loss carryforwards	$ 2,721,000	$ 2,419,000
Stock compensation	2,775,000	3,037,000
Total deferred tax assets	5,496,000	5,456,000
Valuation allowance	(5,496,000)	(5,456,000)
Net deferred tax assets	$ -	$ -

Reconciliation between the federal statutory rate and the effective tax rate for the years ended February 28, 2010 and 2009 is as follows:

	2010	2009
Federal statutory tax rate	34.0%	34.0%
State taxes, net of federal benefit	4.0%	4.0%
Non-deductible items	(1.0)%	(1.0)%
Stock compensation adjustment	(34.6)%	-
Change in valuation allowance	(2.4)%	(37.0)%

Effective tax rate	0.0%	0.0%

The Company adopted the provisions of FASB ASC 740-10 on March 1, 2008. As of the date of adoption, the Company had no uncertain tax positions. The adoption of ASC 740-10 did not result in an adjustment to retained earnings. The Company will recognize interest and penalties related to uncertain tax positions as a component of income tax expense. The Company had recognized no interest or penalties upon the adoption of this standard.

At February 28, 2010, the Company has no uncertain tax positions or associated interest and penalties. The Company does not expect any significant increases or decreases to its unrecognized tax positions within twelve months of this reporting date.

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2010 and 2009

The Company is subject to U.S. Federal and Minnesota state income tax.  However, to the extent allowed by law, the tax authorities may have the right to examine prior periods where net operating losses or tax credits were generated and carried forward, and make adjustments up to the amount of the net operating loss or credit carryforward amount.

The Company is not currently under Internal Revenue Service ("IRS") or Minnesota tax examinations.

Note 10. Commitments and Contingencies

The Company is exposed to asserted and unasserted claims encountered in the normal course of business.  While the outcome of these matters cannot be predicted, in the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's financial position, or results of operations, or cash flows.

Note 11. Common Stock Subscriptions Receivable

As of February 28, 2010, the Company has the following stock subscription agreements outstanding of which the majority is due from a related party:

2005 Agreements

Material terms of the subscription agreements, after the cancellation of the final pricing terms (see Note 5), received by the Company on August 31, 2005, for 78,376 restricted common shares and on December 30, 2005 for 4,733,333 restricted common shares at $0.75 per share (total value of $3,608,782) are as follows:

•

Payment is due in full in 60 months.

•

At 24 months, the Company can demand at its option, monthly 1/36 payments on the subscription agreement.

•

The Company has the option to charge simple annual interest of up to 4%.

•

The Company will provide downside protection of up to 30% of the stock price upon conversion.

The outstanding balance owed on the 2005 subscription agreements at February 28, 2010 is $919,463.

2007 Agreements

On October 5, 2007, the Company received subscriptions for 1,300,000 restricted common shares at $2.50 per share (total value of $3,250,000).  Significant terms of the original subscription agreement are as follows:

•

The price per share of $2.50 was based on the closing price on October 4, 2007.

•

At 24 months, 1/36 payments are due monthly.

•

The Company, at its option, may call up to 1/12 of the gross receivable per month if the preceding 30 day average trading price is at or above $7.00 a share with minimum trading volume of 5,000 shares per day.

•

If the purchaser sells these common shares, the purchaser shall be entitled to an amount equal to 200% of the original purchase price of each share and the Company shall be entitled to 50% of any additional net sales proceeds from the stock sale.

On February 25, 2010, due to the recent economic downturn and the market value decline of the Company’s stock, which was trading below $2.50 per share, the Company amended the pricing terms of the subscription agreements received by the Company on October 5, 2007.  The amendment changed the following significant terms of the subscription agreement:

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2010 and 2009

The parties agree that the Initial Pricing terms in the Confidential Binding Term Sheet dated October 5, 2007 of the Agreement will be amended to state as follows:

1.

The Subscriber offers to purchase shares of the Company for $0.75 per share.  After the price adjustment, the revised total value of this subscription agreement is $975,000.

The following other provisions of the Initial Pricing and Final Pricing terms in the Confidential Binding Term Sheet dated October 5, 2007 of the Agreement will be deleted, and are not enforceable by either party:

•

Beginning October 5, 2009, 1/36 payments are due each month thereafter on the 5th of every month.

•

The Company at its option may call up to 1/12 of the (gross) receivable note per month if the preceding 30 day average trading price is at or above $7.00 a share.  Minimum trading Volume must be 5,000 shares a day.

•

As total consideration for the purchase and sale of the Company’s stock, purchaser shall ultimately pay to the Company the following amount (the “Purchase Price”):

A.

Purchaser shall first be entitled to an amount equal to 200% of the face amount of each share.

B.

After the purchaser receives the amount in A above, the Company shall be entitled to 50% of any additional net sales proceeds of the stock.  Net sales proceeds shall mean the gross proceeds received from the sale of the stock, less reasonable brokerage commissions.

C.

Final adjusted net sales proceeds will be wired to the Company within 7 days from the final settlement of the sale of stock sold.

The outstanding balance owed on the revised 2007 subscription agreements at February 28, 2010 is $975,000.

Summary

As of February 28, 2010, the Company had stock subscription receivables of $1,894,463 and for the twelve months ended February 28, 2010, the Company received stock subscription payments of $337,500.  The following table summarizes the stock subscription receivables, for the twelve months ended February 28, 2010 and 2009, respectively:

The following tables summarize information about the stock subscription receivable:

Receivable balance at February 29, 2008	$ 5,030,795
Cash collected	(523,832)
Receivable balance at February 28, 2009	4,506,963
Cash collected	(337,500)
2007 Subscription agreement pricing revised (1)	(2,275,000)
Receivable balance at February 28, 2010	$ 1,894,463

Summary of outstanding subscriptions:
2005 subscriptions	$ 919,463
2007 subscriptions	975,000
$ 1,894,463

(1)

Amendment to the terms of the subscription agreements received by the Company on October 5, 2007 for 1,300,000 restricted common shares reducing the price paid per share from $2.50 to $0.75.

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2010 and 2009

The Company has not exercised its rights to charge up to 4% interest on the subscription amounts outstanding and the Company has provided no “downside protection” to the subscribers.  The “downside protection” in the terms for the subscription agreements received on August 31, 2005 and December 30, 2005 requires the Company to reimburse the subscription holder up to 30% of the $.75 purchase price, or $.225, if the market price of the stock is below $.75, when converted.  The protection may be provided in additional shares if necessary.  For the twelve month period ended February 28, 2010, there was no downside protection provided because the stock price did not go below $.75 when converted.  The subscription agreements do not define the term “when converted.”  The Company has taken the position that if at the time that a purchaser pays in full for the shares under a subscription agreement and the closing price of the shares of the Company’s stock is less than $.75, the shareholder would be entitled to up to 30% additional shares, depending on the trading share price.  Once the subscription shares have been paid for in their entirety, the downside protection ceases.

Note 12. Earnings (Loss) Per Share

The Company computes earnings per share using two different methods, basic and diluted, and presents per share data for all periods in which statements of operations are presented. Basic earnings per share are computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding. Diluted earnings per share are computed by dividing net income (loss) by the weighted average number of common stock and common stock equivalents outstanding.

The following tables provide a reconciliation of the numerators and denominators used in calculating basic and diluted earnings (loss) per share for the years ended February 28, 2010 and 2009:

	Years ended
	February 28,
	2010	2009
Basic income (loss) per share calculation:
Net income (loss) to common shareholders	$ (1,245,049)	$ (2,964,062)
Weighted average of common shares outstanding	27,350,072	27,125,928
Basic net income (loss) per share	$ (0.05)	$ (0.11)

Diluted income (loss) per share calculation:
Net income (loss) to common shareholders	$ (1,245,049)	$ (2,964,062)
Weighted average of common shares outstanding	27,350,072	27,125,928
Stock options (1)	-	-
Warrants (2)	-	-
Diluted weighted average common shares outstanding	27,350,072	27,125,928

Diluted net income (loss) per share	$ (0.05)	$ (0.11)

(1)

At February 28, 2010 and 2009, there were outstanding stock options equivalent to 4,003,000 and 4,478,000 common shares, respectively.  The stock options are anti-dilutive at February 28, 2010 and 2009 and therefore, have been excluded from diluted earnings per share.

(2)

At February 28, 2010 and 2009, there were outstanding warrants equivalent to 223,001 and none common shares, respectively.   The warrants are anti-dilutive at February 28, 2010 and therefore, have been excluded from diluted earnings per share.

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2010 and 2009

Note 13. Supplemental Disclosure of Cash Flow Information

Years ended February 28,
	2010	2009
Non-cash flow information:
Cash paid for interest	$ 9,526	$ 18,898
Subscription receivable amendment	$ 2,275,000	$ -
Cancelation of common stock issued previously for payment of outstanding accounts payable	$ -	$ 31,000

Note 14. Subsequent Events

The Company has collected $358,950 from stock subscription receivables for the period from March 1, 2010 to May 28, 2010 and $10,000 for the issuance of 6,667 shares of common stock including 6,667 warrants with an exercise price of $4.00, at a unit price of $1.50.

DigitalTown, Inc.

CONSOLIDATED BALANCE SHEETS

ASSETS
	November 30, 2010	February 28, 2010
	(unaudited)	(audited)
Current assets:
Cash	$ 45,633	$ 34,178
Prepaid domain name renewal fees	76,438	54,825
Prepaid expense	38,309	20,000
Total current assets	160,380	109,003
Property and equipment, net	16,835	1,719
Intangible assets, net	1,139,854	830,177
Total assets	$ 1,317,069	$ 940,899
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 320,904	$ 55,412
Loan from director/stockholder	136,113	137,370
Other liability	-	15,000
Accrued payroll	7,864	2,563
Deferred officer compensation	55,288	21,723
Total current liabilities	520,169	232,068
Commitments and contingencies
Stockholders’ equity:
Common stock, $.01 par value, 2,000,000,000 shares authorized, 28,027,213 and 27,476,246 shares issued and outstanding at November 30, 2010 and February 28, 2010, respectively	280,267	274,759
Additional paid-in-capital	21,507,002	20,894,677
Subscriptions receivable	(1,692,388)	(1,894,463)
Accumulated deficit	(19,297,981)	(18,566,142)
Total stockholders’ equity	796,900	708,831
Total liabilities and stockholders’ equity	$ 1,317,069	$ 940,899

The accompanying notes are an integral part of these consolidated financial statements.

DigitalTown, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$ 2,917	$ 2,937	$ 12,064	$ 4,888

Cost of revenues	55,061	54,618	163,558	98,760

Loss from operations	(52,144)	(51,681)	(151,494)	(93,872)

Operating expenses:
Selling, general and administrative expenses	161,121	234,686	584,425	606,320
Income (loss) from operations	(213,265)	(286,367)	(735,919)	(700,192)
Other income (expense):
Interest expense	(2,034)	(2,445)	(5,826)	(7,010)
Other income	-	-	9,906	1,815
Total other income (expense)	(2,034)	(2,445)	4,080	(5,195)

Net income (loss) before income taxes	(215,299)	(288,812)	(731,839)	(705,387)
Income tax provision	-	-	-	-
Net income (loss)	$ (215,299)	$ (288,812)	$ (731,839)	$ (705,387)

Income (loss) per common share – basic and diluted	$ (0.01)	$ (0.01)	$ (0.03)	$ (0.03)

Weighted average common shares outstanding – basic and dilutive	27,920,788	27,380,231	27,740,300	27,323,546

 The accompanying notes are an integral part of these consolidated financial statements.

DigitalTown, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended November 30, 2010	Nine months ended November 30, 2009
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (731,839)	$ (705,387)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation	4,885	1,729
Amortization of website development cost	11,293	2,633
Stock-based compensation expense	151,269	129,809
Non-cash stock issued for director fees	21,360	19,500
Non-cash stock issued for deferred officer compensation	28,204	-
Changes in operating assets and liabilities:
Prepaid domain name registration fees	(21,613)	(106,326)
Prepaid expense	(18,309)	-
Accounts payable	(25,116)	30,621
Accrued payroll	5,301	(11,073)
Deferred officer compensation	33,565	60,500
Other liability	(15,000)	-
Net cash used in operating activities	(556,000)	(577,994)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(20,001)	-
Purchase of intangible asset-website development	(12,115)	(23,349)
Purchases and renewal of intangible assets -domain names	(18,247)	(13,242)
Net cash used in investing activities	(50,363)	(36,591)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net advance from officer	-	14,350
Proceeds from loan – director/stockholder	50,000	39,482
Payments on loan – director/stockholder	(51,257)	(3,235)
Payments received on stockholder subscription receivables	514,075	194,000
Proceeds from issuance of common stock	105,000	334,500
Net cash provided by financing activities	617,818	579,097

Net change in cash and cash equivalents	11,455	(35,488)
Cash and cash equivalents, beginning of period	34,178	43,914
Cash and cash equivalents, end of period	$ 45,633	$ 8,426

The accompanying notes are an integral part of these consolidated financial statements.

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (unaudited)

Note 1. Basis of Presentation

The accompanying unaudited consolidated financial information has been prepared by DigitalTown, Inc. (the “Company”) in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities and Exchange Commission (SEC).  Accordingly, it does not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair statement of this financial information have been included.  Financial results for the interim period presented are not necessarily indicative of the results that may be expected for the fiscal year as a whole or any other interim period.  This financial information should be read in conjunction with the audited consolidated financial statements and notes included in the Company’s Annual Report on Form 10K for the year ended February 28, 2010.

Note 2. Nature of Business and Summary of Significant Accounting Policies:

Nature of Business

The Company was founded in 1982 under the laws of the State of Minnesota as Command Small Computer Learning Center, Inc., a computer training company and operated under several different names in the computer hardware and training sector. In 2005, the Company began acquiring domain names.  On March 1, 2007, the Company changed its name to DigitalTown, Inc. and began developing a business plan to develop a platform to monetize the domain names. The Company’s headquarters are located at 11974 Portland Avenue, Burnsville, MN 55337, and its telephone and facsimile numbers are (952) 890-2362 and (952) 890-7451, respectively. The Company's Internet address is www.digitaltown.com.   The Company is traded in the over-the-counter market under the ticker DGTW.

The Company has sustained losses and negative cash flows from operations and expects these conditions to continue into the foreseeable future.  At November 30, 2010, the Company had an accumulated deficit of $19,297,981.  Subsequent to November 30, 2010, the Company has received cash proceeds totaling $77,000 from its stock subscription receivables.  The Company anticipates that existing cash, stock subscription proceeds received to date, expected future proceeds from its stock subscription receivables and expected sales of its common stock through a drawdown equity financing agreement signed on December 3, 2010 with Auctus Private Equity Fund, LLC (see Note 12) should be sufficient to meet its working capital and capital expenditures needs through at least November 30, 2011.  In the event that we are unable to obtain additional capital in the future, we would be forced to reduce operating expenses and/or cease operations altogether.

Principles of Consolidation

The Company files consolidated financial statements that include its wholly-owned subsidiary Tiger Media. All material intercompany accounts and transactions have been eliminated in consolidation.

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (unaudited)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and has been earned.  Revenue is generated from commerce-based transactions generated from our websites and display of graphical advertisements (“display advertising”).

Intangible Assets – Domain Names/Website Development Costs

Domain name costs are accounted for in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC 350-30) guidance pertaining to Intangibles-Goodwill and Other, Website Development Costs.  Certain modules and components of the Company’s overall website development are ready for their intended use and the Company’s resulting websites are currently operational. Accordingly, the annual domain name renewal fees are currently being amortized over one year and the purchase of any new domain names are the only amounts being capitalized.  Previously, during the infrastructure development stage of its websites, the Company capitalized the purchase of new domain names and the annual domain name renewal fees. Additionally, since the ownership of each domain name can be renewed for a nominal renewal fee each year prior to their expiration date, the useful lives of the domain names are deemed to be indefinite and no amortization of the capitalized costs for the domain names will be recorded.

Website development costs are accounted for in accordance with the FASB Accounting Standards Codification (ASC 350-30) guidance pertaining to Intangibles-Goodwill and Other, Internal-Use Software which requires that all internal and external costs incurred to develop the internal-use software necessary to operate the websites be capitalized.  The guidance further states, amortization should begin when an individual module or component of the overall internal-use software is ready for its intended use.  The cost of such module or component will be amortized on a straight-line basis over its estimated useful life, as determined by the Company, after taking into account the effects of obsolescence, technology, competition and other economic factors.  The Company has components of its website development that are operational and are being amortized on a straight-line basis over a three year life.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment and intangible assets – domain names/website development costs are reviewed for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to estimated undiscounted future cash flows

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (unaudited)

expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Income Taxes

The Company accounts for income taxes by following an asset and liability approach to financial accounting and reporting for income taxes. Accordingly, deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount in the financial statements. Deferred tax amounts are determined using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted tax law. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change in deferred tax assets and liabilities during the period.  The Company has three open years of tax returns subject to examination.

The Company follows the recognition of a financial statement benefit of a tax position only after determining that the relevant tax authority would more-likely-than-not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Stock-Based Compensation

The Company measures and recognizes compensation expense for all stock-based payment awards made to employees, directors and consultants on a straight-line basis over the respective vesting period of the awards.  The compensation expense for the Company's stock-based payments is based on estimated fair values at the time of the grant of the portion of stock-based payment awards that are ultimately expected to vest.

The Company estimates the fair value of stock-based payment awards on the date of grant using the Black-Scholes option pricing model. This option pricing model involves a number of assumptions, including the expected lives of stock options, the volatility of the public market price for the Company's common stock and interest rates.

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued Improving Disclosures About Fair Value Measurements, which requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair- value measurements. This guidance is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010. The adoption of this guidance did not have an impact on our financial statements.

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (unaudited)

Note 3. Intangible Assets

Intangible assets, net are as follows:

	November 30, 2010	February 28, 2010
Domain names	$ 830,283	$ 812,036
Website development costs	326,072	23,349
Less accumulated amortization	(16,501)	(5,208)
	$ 1,139,854	$ 830,177

During the nine months ended November 30, 2010, the Company capitalized $18,247 in additional domain name purchases.  Since the useful life of the domain names is deemed to be indefinite, no amortization has been recorded.

During the nine months ended November 30, 2010, the Company incurred $167,876 of annual domain name renewal fees and recorded them as prepaid domain name renewal fees.  During the three and nine months ended November 30, 2010, the Company expensed $45,660 and $146,262, respectively, on a straight line basis to cost of revenues in the Company’s consolidated statement of operations. At November 30, 2010, the Company had $76,438 of prepaid domain name renewal fees which will be amortized over future periods.

During the nine months ended November 30, 2010, the Company capitalized $302,723 of website development costs and had a total recorded cost of $326,072 at November 30, 2010.  The Company has determined that $106,367 of website development costs capitalized during the nine month period ended November 30, 2010 pertains to components of the Company’s website development that is not ready for its intended use and no amortization has been recorded for these costs.  The Company has determined that $219,705 of the $326,072 total capitalized website development costs at November 30, 2010 pertained to components of its website development that is ready for its intended use and has an estimated useful life of three years.  During the three and nine months ended November 30, 2010, the Company recorded $7,400 and $11,293, respectively,  to cost of revenues for amortization expense pertaining to these website components.

Note 4. Deferred Officer Compensation

Richard Pomije, the CEO and Chairman of the Company, has elected to forego a portion of his salary at various times due to limited operating funds.  These amounts do not accrue interest and are due and payable as funds become available in the future.  On June 7, 2010, the Company issued 20,892 restricted common shares at $1.35 per share, valued at $28,204, to pay the entire deferred compensation balance accrued as of May 31, 2010.  During the next six months ended November 30, 2010, the Company recorded $55,288 of additional deferred officer compensation and that amount is still owed as of November 30, 2010.

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (unaudited)

Note 5. Stockholders Equity

Stock Transactions

On November 15, 2010, the Company issued 6,000 restricted common shares at $1.25 per share, valued at $7,500, to five directors of the Company for payment of director fees.

On November 15, 2010, the Company entered into stock purchase agreements and issued 107,000 units (each unit consisting of one share of common stock and a two-year warrant to purchase one share of common stock at an exercise price of $4.00 per share) at a unit price of $1.00, for a total value of $107,000.  As of November 30, 2010, $95,000 in cash has been received and $12,000 remained unpaid until it was received on December 1, 2010.

On August 15, 2010, the Company issued 7,917 restricted common shares at $1.20 per share, valued at $9,500, to seven directors of the Company for payment of director fees.

On June 22, 2010, the Company issued 400,000 restricted common shares at a price of $0.75 per share to an existing shareholder (related party), valued at $300,000 in exchange for a stock subscription agreement (see further details in Note 9, 2010 Agreements).

On June 7, 2010, the Company issued 20,892 restricted common shares at $1.35 per share, valued at $28,204, to Richard Pomije, the CEO and Chairman of the Company for payment of deferred compensation.

On May 15, 2010, the Company issued 2,491 restricted common shares at $1.75 per share, valued at $4,359, to six directors of the Company for payment of director fees.

During the quarter ended May 31, 2010, the Company entered into stock purchase agreements and issued 6,667 units (each unit consisting of one share of common stock and a two-year warrant to purchase one share of common stock at an exercise price of $4.00 per share) at a unit price of $1.50, for total cash proceeds of $10,000.

Stock Warrants

As of November 30, 2010, the Company has a total of 336,668 stock purchase warrants outstanding with an exercise price of $4.00.  The warrants expire two years from their date of issuance.  The weighted average remaining exercise period as of November 30, 2010 is 0.94 years.

Other

In February 2010, the Company entered into an agreement with an investment banker to promote and sell shares of common stock to accredited and institutional investors.  In conjunction with the potential sale of shares of common stock, the investment banker will receive a 10% commission, be reimbursed for expenses and granted a five-year warrant of the Company's common stock equal to 10% of the shares of common stock sold.  In February 2010, the Company paid the investment banker $20,000 as an advance

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (unaudited)

on expenses and any potential commission earned and recorded the advance as a prepaid expense as of November 30, 2010.  On November 12, 2010, the Company ended its agreement with the investment banker and signed a drawdown equity financing agreement with an institutional investor on December 3, 2010.  The Company did not receive any proceeds from the sale of common stock from the agreement with the investment banker.  On December 10, 2010, the Company received $3,989 back from the investment banker on the initial $20,000 advance and recorded $1,011 of expenses reported from the investment banker pertaining to their efforts to promote and sell shares of the Company’s common stock.  The Company believes that it is still owed $15,000 from an advance against commissions that it tendered to the investment banker and in the Company’s view, that sum is still owing to it since no commissions were charged against it.

Note 6. Stock Options

The Company has one stock option plan called The 2006 Employee Stock and Option Plan. As of November 30, 2010, an aggregate of 5,000,000 shares of common stock may be granted under this plan determined by the Board of Directors. The stock options may be granted to directors, officers, employees, consultants and advisors of the Company.  Options granted under this plan are non-qualified stock options and have exercise prices and vesting terms established by the Board of Directors at the time of each grant.  Vesting terms of the outstanding options range from immediate to two years from the grant date anniversary.  The terms of the options are five years from the date of grant.

The Company’s consolidated financial statements as of and for the nine months ended November 30, 2010 and 2009, reflect the impact of their stock-based compensation.  For the three months ended November 30, 2010, the Company granted no stock options. Total stock compensation expense for all option grants was $25,229 and $82,643 for the three months ended November 30, 2010 and 2009, respectively.  For the nine months ended November 30, 2010 and 2009, the Company has recorded $151,269 and $129,809 in stock compensation expense, respectively.  This expense is included in selling, general and administrative expense. As of November 30, 2010, there was no tax benefit from recording this non-cash expense due to the Company having a full valuation allowance against its deferred tax assets. The compensation expense impacted the three and nine months ended November 30, 2010 basic (loss) per common share by $(0.001) and $(0.005), respectively. There remains $113,984 of total unrecognized compensation expense, which is expected to be recognized over future periods through July 31, 2012.

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (unaudited)

The following table summarizes information about the Company’s stock options:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contract Life (years)	Aggregate Intrinsic Value (1)
Outstanding - February 28, 2010	4,003,000	$ 2.326	-	-
Granted	200,000	1.720	-	-
Canceled or expired	(518,000)	(5.289)	-	-
Exercised	-	-	-	-
Outstanding – November 30, 2010	3,685,000	$ 1.877	1.40	-
Exercisable at November 30, 2010	3,552,000	$ 1.879	1.28	-

(2)

The intrinsic value of an option is the amount by which the fair value of the underlying stock exceeds its exercise price.

Note 7. Related Party Transactions

The Company entered into a five year lease with Jeff Mills, a director/stockholder of the Company, for approximately 2,650 square feet of space used for offices and operations equipment storage at 11974 Portland Avenue, Burnsville, Minnesota.  The lease commenced on December 16, 2006 at a monthly rent of $2,650 for the five year term of the lease and contains an option to renew for an additional term of one year at a monthly rent of $3,650.  The Company’s lease payments made to the director for the three months ended November 30, 2010 and 2009 totaled $7,950 each period. For the nine months ended November 30, 2010 and 2009, the Company recorded $23,850 in lease payments to the director for each period.

Minimum lease payments at November 30, 2010 are as follows:

FY 2011-remainder	$ 7,950
FY 2012	25,175
$ 33,125

Loan from Director/Stockholder

As of November 30, 2010, the Company had an outstanding working capital loan of $136,113 from Jeff Mills, a director/stockholder of the Company.  The loan is due on demand and bears annual interest at 7.0%.  The Company made principal payments of $51,257 and received an additional draw of $50,000 during the nine months ended November 30, 2010.  Interest expense incurred on this loan for the three and nine months ended November 30, 2010 and 2009 was $2,034 and $5,826 and $2,445 and $7,010, respectively.

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (unaudited)

Note 8. Commitments and Contingencies

The Company is exposed to asserted and unasserted claims encountered in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

Note 9. Common Stock Subscriptions Receivable

As of November 30, 2010, the Company has the following stock subscription agreements outstanding of which the majority is due from a related party:

2005 Agreements

Material terms of the subscription agreements received by the Company on December 30, 2005 for 4,733,333 restricted common shares at $0.75 per share (total value of $3,550,000) are as follows:

•

Payment is due in full in 60 months.

•

At 24 months, the Company can demand at its option, monthly 1/36 payments on the subscription agreement.

•

The Company has the option to charge simple annual interest of up to 4%.

•

The Company will provide downside protection of up to 30% of the stock price upon conversion.

The outstanding balance owed on the 2005 subscription agreements at November 30, 2010 is $405,388.  The Company recognizes that this receivable is now past due and deems it to be fully collectable and it intends to do so.

2007 Agreements

On October 5, 2007, the Company received subscriptions for 1,300,000 restricted common shares at $2.50 per share (total value of $3,250,000).  Significant terms of the original subscription agreement are as follows:

•

The price per share of $2.50 was based on the closing price on October 4, 2007.

•

At 24 months, 1/36 payments are due monthly.

•

The Company, at its option, may call up to 1/12 of the gross receivable per month if the preceding 30 day average trading price is at or above $7.00 a share with minimum trading volume of 5,000 shares per day.

•

If the purchaser sells these common shares, the purchaser shall be entitled to an amount equal to 200% of the original purchase price of each share and the Company shall be entitled to 50% of any additional net sales proceeds from the stock sale.

On February 25, 2010, due to the recent economic downturn and the market value decline of the Company’s stock, which was trading below $2.50 per share, the Company amended the pricing terms of the subscription agreements received by the Company on October 5, 2007.  The amendment changed the following significant terms of the subscription agreement:

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (unaudited)

The parties agree that the Initial Pricing terms in the Confidential Binding Term Sheet dated October 5, 2007 of the Agreement will be amended to state as follows:

2.

The Subscriber offers to purchase shares of the Company for $0.75 per share.  After the price adjustment, the revised total value of this subscription agreement is $975,000.

The following other provisions of the Initial Pricing and Final Pricing terms in the Confidential Binding Term Sheet dated October 5, 2007 of the Agreement will be deleted, and are not enforceable by either party:

•

Beginning October 5, 2009, 1/36 payments are due each month thereafter on the 5th of every month.

•

The Company at its option may call up to 1/12 of the (gross) receivable note per month if the preceding 30 day average trading price is at or above $7.00 a share.  Minimum trading volume must be 5,000 shares a day.

•

As total consideration for the purchase and sale of the Company’s stock, purchaser shall ultimately pay to the Company the following amount (the “Purchase Price”):

D.

Purchaser shall first be entitled to an amount equal to 200% of the face amount of each share.

E.

After the purchaser receives the amount in A above, the Company shall be entitled to 50% of any additional net sales proceeds of the stock.  Net sales proceeds shall mean the gross proceeds received from the sale of the stock, less reasonable brokerage commissions.

F.

Final adjusted net sales proceeds will be wired to the Company within 7 days from the final settlement of the sale of stock sold.

The outstanding balance owed on the revised 2007 subscription agreements at November 30, 2010 is $975,000.

2010 Agreement

Material terms of the subscription agreement received by the Company on June 22, 2010, for 400,000 restricted common shares at $0.75 per share (total value of $300,000) are as follows:

•

Payment is due in full in 60 months.

•

At 24 months, the Company can demand at its option, monthly 1/36 payments on the subscription agreement.

•

The Company has the option to charge simple annual interest of up to 4%.

•

The Company will provide downside protection of up to 30% of the stock price upon conversion.

The outstanding balance owed on the 2010 subscription agreement at November 30, 2010 is $300,000.

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (unaudited)

Summary

As of November 30, 2010, the Company had stock subscription receivables of $1,680,388 for the 2005, 2007, and 2010 agreements and for the three months ended November 30, 2010, the Company received stock subscription payments of $82,625.

The following tables summarize information about the stock subscription receivable:

Receivable balance at February 29, 2008	$ 5,030,795
Cash collected	(523,832)
Receivable balance at February 28, 2009	4,506,963
Cash collected	(337,500)
2007 Subscription agreement pricing revised (1)	(2,275,000)
Receivable balance at February 28, 2010	1,894,463
New subscription agreement (2)	300,000
Cash collected	(514,075)
Receivable balance at November 30, 2010	1,680,388
Miscellaneous subscription amount owed (3)	12,000
$ 1,692,388

Summary of outstanding subscriptions:
2005 subscriptions	$ 405,388
2007 subscriptions	975,000
2010 subscriptions	300,000
Miscellaneous stock purchase agreement (3)	12,000
$ 1,692,388

(2)

Amendment to the terms of the subscription agreements received by the Company on October 5, 2007 for 1,300,000 restricted common shares reducing the price paid per share from $2.50 to $0.75.

(3)

New subscription agreement received on June 22, 2010.

(4)

Balance due on November 15, 2010 stock purchase agreement.

The Company has not exercised its rights, per the 2005 subscription agreements, to demand monthly 1/36 payments or to charge up to 4% interest on the subscription amounts outstanding and they have provided no “downside protection” to the subscribers.  The “downside protection” in the terms for the 2005 subscription agreements requires the Company to reimburse the subscription holder up to 30% of the $.75 purchase price, or $.225, if the market price of the stock is below $.75 when converted. The protection may be provided in additional shares if necessary.  For the nine month period ended November 30, 2010, there was no downside protection provided because the stock price did not go below $.75 when converted.  The subscription agreements do not define the term “when converted.”  The Company has taken the position that if at the time that a purchaser makes a payment in full for the shares under a subscription agreement and the closing price of the shares of the Company’s stock is less than $.75, the shareholder would be entitled to up to 30% additional shares, depending on the trading share price.  Once the subscription shares have been paid for in their entirety, the downside protection ceases.

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (unaudited)

Note 10. Earnings (Loss) Per Share

The Company computes earnings per share using two different methods, basic and diluted, and presents per share data for all periods in which statements of operations are presented. Basic earnings per share are computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding. Diluted earnings per share are computed by dividing net income (loss) by the weighted average number of common stock and common stock equivalents outstanding.

The following tables provide a reconciliation of the numerators and denominators used in calculating basic and diluted earnings (loss) per share for the three and nine month periods ended November 30, 2010 and 2009:

	Three months ended
	November 30,
	2010	2009
Basic earnings (loss) per share calculation:
Net income (loss) to common shareholders	$ (215,299)	$ (288,812)
Weighted average of common shares outstanding	27,920,788	27,380,231
Basic net earnings (loss) per share	$ (0.01)	$ (0.01)

Diluted earnings (loss) per share calculation:
Net income (loss) to common shareholders	$ (215,299)	$ (288,812)
Weighted average of common shares outstanding	27,920,788	27,380,231
Stock options (1)	-	-
Warrants (2)	-	-
Diluted weighted average common shares outstanding	27,920,788	27,380,231

Diluted net income (loss) per share	$ (0.01)	$ (0.01)

	Nine months ended
	November 30,
	2010	2009
Basic earnings (loss) per share calculation:
Net income (loss) to common shareholders	$ (731,839)	$ (705,387)
Weighted average of common shares outstanding	27,740,300	27,323,546
Basic net earnings (loss) per share	$ (0.03)	$ (0.03)

Diluted earnings (loss) per share calculation:
Net income (loss) to common shareholders	$ (731,839)	$ (705,387)
Weighted average of common shares outstanding	27,740,300	27,323,546
Stock options (1)	-	-
Warrants (2)	-	-
Diluted weighted average common shares outstanding	27,740,300	27,323,546

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (unaudited)

Diluted net income (loss) per share	$ (0.03)	$ (0.03)

(1)

At November 30, 2010 and 2009, there were outstanding stock options equivalent of 3,685,000 and 3,793,000 common shares, respectively.  The stock options are anti-dilutive at November 30, 2010 and 2009 and therefore have been excluded from diluted earnings per share.

(2)

At November 30, 2010 and 2009, there were outstanding warrants equivalent to 336,668 and 223,001 common shares, respectively.   The warrants are anti-dilutive at November 30, 2010 and 2009 and therefore have been excluded from diluted earnings per share.

Note 11. Supplemental Disclosure of Cash Flow Information

Nine months ended
November 30,
	2010	2009
Non-cash flow information:
Cash paid for interest	$ 5,826	$ 7,010

Non-cash investing and financing activities:
Accounts payable incurred for web-site development costs	$ 290,608	$ -
Common stock issued with subscription agreement	$ 300,000	$ -
Common stock issued with stock purchase agreement	$ 12,000	$ -

Note 12. Subsequent Events

On December 3, 2010, the Company signed a drawdown equity financing agreement with Auctus Private Equity Fund, LLC (“Auctus”).  Per the agreement, the Company, at its discretion, has the right to sell up to $10,000,000 of common stock to Auctus over a 36 month period per the conditions set forth in the agreement.  The agreement becomes effective the date on which the Securities and Exchange Commission (“SEC”) first declares effective the Company’s registration statement filed with the SEC on December 23, 2010.  As of the date of this 10-Q filing, the Company has not received an effective S-1 registration statement from the SEC.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this Offering are as follows:

Expenses(1)	Amount US ($)
SEC Registration Fee		$598
Transfer Agent Fees	$
Accounting Fees and Expenses		$4,000
Legal Fees and Expenses		$10,000
Miscellaneous		$0
Total		$14,598

(1) All amounts are estimates, other than the SEC's registration fee, and have been rounded to the nearest whole dollar.

We are paying all expenses of the Offering listed above.  No portion of these expenses will be paid by the Selling Stockholders.  The Selling Stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide for indemnification to the full extent permitted by the laws of the State of Minnesota for each person who becomes a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator, or intestate, is or was a director or officer of the corporation or served any other corporation of any type or kind, domestic or foreign in any capacity at the request of the corporation.  We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Interim Period from September 1, 2010 through December 16, 2010

On December 1, 2010, the Company entered into a stock purchase agreement and issued 5,000 units (each unit consisting of one share of common stock and a two-year warrant to purchase one share of common stock at an exercise price of $4.00 per share) at a unit price of $1.00, for total cash proceeds of $5,000.

During the quarter ended November 30, 2010, the Company entered into stock purchase agreements and issued 107,000 units (each unit consisting of one share of common stock and a two-year warrant to purchase one share of common stock at an exercise price of $4.00 per share) at a unit price of $1.00, for total cash proceeds of $107,000.

On November 15, 2010, the Company issued 6,000 restricted common shares at $1.25 per share, valued at $7,500, to five directors of the Company for payment of director fees.

These shares are unregistered with no underwriter used for the sale of common stock.  The shares of stock were sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated thereunder.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibits

3.1	Articles of Incorporation of as amended (1)

3.2	Bylaws (1)

4.1	Form of Common Stock Certificate

5.1	Legal Opinion and Consent of Accountant(6)

10.1	Lease agreement with Jeff Mills (3)

10.2	1996 Employee Stock Option Plan, as amended to date (1)

10.3	Stock Subscription Agreements (3)

10.4	Amendments to Stock Subscription Agreements(4)

10.5	Drawdown Equity Financing Agreement between DigitalTown, Inc. and Auctus Private Equity Fund, LLC(5)

10.6	Registration Rights Agreement between DigitalTown, Inc. and Auctus Private Equity Fund, LLC(5)

14.1	Code of Ethics (2)

22.1	List of wholly owned subsidiaries (3)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Legal Counsel (included in Exhibit 5.1)(6)

(1)	Incorporated by reference to exhibit filed as a part of Registration Statement on Form 10-SB (Commission File No. 000-27225)
(2)	Incorporated by reference to exhibit filed as a part of Current Report on form 8K filed June 9, 2009.
(3)	Incorporated by reference to exhibits filed as a part of our Annual Report on Form 10K filed April 16, 2009.
(4)	Incorporated herein by reference to the Annual Report on Form 10K filed May 28, 2010
(5)	Incorporated herein by reference to the Current Report on Form 8K filed December 7, 2010
(6)	Incorporated herein by reference to the Company’s registration statement on Form S-1 filed December 23, 2010.

ITEM 17. UNDERTAKINGS

The Registrant undertakes:

1.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

4.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing Prospectus relating to the Offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the Offering made by the undersigned registrant to the purchaser.

5.

Since the small business issuer is subject to Rule 430C, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.

Request for Acceleration of Effective Date. If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burnsville, Minnesota, on January 27, 2011.

DIGITALTOWN, INC.

By:	/s/ Richard A. Pomije
Richard A. Pomije
Chief Executive Officer/Director (Principal Executive Office)

By:	/s/ Paul R. Gramstad
Paul R. Gramstad
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Richard A. Pomije	Chief Executive Officer, Chairman/Director (Principal Executive Officer	January 27, 2011
Richard A. Pomije

/s/ Jeff Mills	Director	January 27, 2011
Jeff Mills

/s/ Pierce McNally	Director	January 27, 2011
Pierce McNally

/s/ Mark Turner
Mark Turner	Director	January 27, 2011